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                                                                     EXHIBIT 2.5













                          AGREEMENT FOR THE ACQUISITION
                            OF THE OUTSTANDING STOCK
                       OF CLIENT SERVER TECHNOLOGIES, INC.



















                                                March 31, 1997
















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                          AGREEMENT FOR THE ACQUISITION
                           OF THE OUTSTANDING STOCK OF
                        CLIENT SERVER TECHNOLOGIES, INC.


      THIS AGREEMENT (the "Agreement"), made as of the 31st day of March, 1997, by and among Capitol Multimedia, Inc. ("Capitol"), a Delaware corporation, and the individuals identified in Exhibit A and executing this Agreement (hereinafter referred to as the "Selling Shareholders") who own, in the aggregate, one hundred percent (100%) of the issued and outstanding capital stock of Client Server Technologies, Inc., a Massachusetts corporation ("CSTI").

                                   WITNESSETH
      WHEREAS, Paul Carr ("Carr") owns eight hundred and four thousand seven hundred one (804,701) shares, and other individuals identified in Exhibit A own, in the aggregate, five hundred and seven thousand six hundred forty five (507,645) shares of the issued and outstanding shares of Common Stock, par value of one cent ($0.01) per share (the "Shares"), of CSTI;
      WHEREAS, Capitol desires to purchase the Shares, and the Selling Shareholders desire to sell their Shares upon terms herein specified
      NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth, and of other good and valuable consideration, the parties hereto agree as follows:
                                    ARTICLE I
                               SALE OF CSTI STOCK
        1.1 SALE OF SHARES - Subject to the terms and conditions set forth herein, each of the Selling Shareholders hereby agrees to sell, assign, transfer, and convey to Capitol at the Closing (as defined at Article V) and Capitol agrees to accept and purchase, for the consideration set forth and payable in accordance with the provisions of Article II, all of such Selling Shareholder's rights, title, and interest in and to the Shares. At the Closing, each of the Selling Shareholders shall deliver to Capitol certificates representing all the Shares owned by such Selling Shareholder and Capitol will deliver payment set forth in Article II.

                                   ARTICLE II
                  CONSIDERATION FOR THE PURCHASE OF CSTI STOCK
        2.1 CONSIDERATION - As consideration for the sale of the Shares and subject to the adjustment specified in the last sentence of Section 2.2 and
Section 6.7 Capitol shall pay to the Selling Shareholders the following consideration: (1) one million two hundred thousand (1,200,000) shares (the "Capitol Shares") of Capitol Common Stock, par value of [ten cents ($0.10) per share]; (2) the sum of one million two



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hundred fifty thousand dollars ($1,250,000) cash; (3) the delivery of a convertible, promissory note in the form of Exhibit B in favor of [each] of the Selling Shareholders other than Paul Carr; and (4) the delivery of a convertible, promissory note in the form of Exhibit C in favor of Paul Carr (notes referred to in (3) and (4) collectively the "Notes"). The Capitol Shares shall be issued to the Selling Shareholders at the Closing in proportion to the Shares held by each such Selling Shareholder in relation to the aggregate number of Shares outstanding as of the Closing.

        2.2 THE NOTES - the Notes shall be executed and delivered by Capitol in connection with the Closing. Payments of principal and interest thereon shall be made in accordance with the terms of the Notes. The obligations of Capitol under the Note issued to Paul Carr shall be secured in accordance with the terms of the Note. The principal amount payable on the Notes by Capitol shall be reduced for each Selling Shareholders by an amount equal to the principal balance and accrued interest on any loan by CSTI to the corresponding Selling Shareholder which is outstanding as of the Closing.

        2.3 ACKNOWLEDGMENT OF SELLING SHAREHOLDERS - As a condition to the Capitol's issuance of the Capitol Shares, each Selling Shareholder acknowledges that (i) he is acquiring the Capitol Shares for his own account for investment only and not for or with a view to resale or distribution; (ii) he has substantial experience and knowledge in financial and business matters, or is relying on his own advisors, in order to evaluate the merits and risks of an investment in the Capitol Shares; (iii) he has been furnished and has carefully read (a) the Annual Report, Form 10-K and Proxy Statement of the Capitol for the fiscal year ended March 31, 1996; (b) the Forms 10-Q of the Capitol for the three month periods ended June 30, September 30 and December 31, 1996 and (c) Forms 8-K dated September 12, 1996 and November 11, 1996 (the "Documents") and has received information with respect to all matters he considers material to the decision to enter into this Agreement and has relied solely upon the Documents and upon independent investigations in making the decision to enter into this Agreement. No oral or written statement or inducement which is contrary to the information set forth in the Documents has been made by or on behalf of the Capitol.

        2.4 ACKNOWLEDGMENT OF RESTRICTED NATURE OF COMMON STOCK - The Selling Shareholders hereby acknowledge that the Capitol Shares are subject to the following:

                (a) The Selling Shareholders may not, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate or



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otherwise dispose of the Capitol Shares (or solicit any offers to purchase or otherwise acquire or take a pledge of the Capitol Shares), except pursuant to
(i) an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder and
(ii) an effective registration statement or qualification under applicable "Blue Sky" state securities laws (the "Blue Sky Laws"), or unless such Investors shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be satisfactory to the Company, to the effect that no registration statement or qualification is required because of the availability of exemptions from registration and/or qualification under the Securities Act of Blue Sky Laws;

                (b) The Selling Shareholders understand that (i) the offer and sale of Capitol Shares has not been registered under the Securities Act or registered or qualified under any Blue Sky Laws as of the date hereof and will not be registered or qualified under the Securities Act or any Blue Sky Laws at the Closing Date (as such term is defined in the Purchase Agreement), (ii) each of the Selling Shareholders must continue to bear the economic risk of the investment in the Capitol Shares before such period of time until the offer and sale of the Capitol Shares is subsequently registered and/or qualified under the Securities Act and any applicable Blue Sky Laws or an exemption from such registration and/or qualification is available, (iii) there can be no assurance that the offer and sale of the Capitol Shares will be registered and/or qualified under the Securities Act or any applicable Blue Sky Laws at any time,
(iv) when and if Capitol Shares may be disposed of without registration in reliance upon Rule 144 under the Act ("Rule 144"), the offer and sale of Capitol Shares may not qualify under Rule 144 since dispositions under such Rule can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the exemption afforded by Rule 144 is not available, public offer or sale of the Capitol Shares without registration will require the availability of an exemption under the Securities Act, (vi) a restrictive legend in substantially the form hereinafter set forth shall be placed upon the Common Stock and (vii) a notation shall be made in the appropriate records of the Capitol indicating that such Capitol Shares are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to the transfer agent of the Company with respect to such Capitol Shares; and

                (c) The Selling Shareholders understand that the Shares shall bear a legend in substantially the following form:

                THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). SUCH SHARES MAY NOT BE OFFERED,



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                SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS
                AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

                (d) Capitol will use its best efforts to make timely filings with SEC of all required documents in order to enable the Selling Shareholders to utilize Rule 144 in accordance with the terms and conditions of such Rule.

                                   ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. The Management Shareholders which include Paul Carr, Ken Cole, Dick Sheflin, Ken Bloom and Brian Moran, jointly and severally, represent and warrant except as to Section
3.21 with respect to which each Selling Shareholder severally represents the following as of the date hereof and as of the Closing Date to Capitol as follows:

        3.1 ORGANIZATION AND GOOD STANDING - CSTI is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business activities as now conducted. CSTI has since its incorporation insofar as failure to comply would have any material impact at this or any future time, complied in all material respects with all laws, regulations, ordinances, and orders applicable to its business activities and properties.

        3.2 CAPITALIZATION - The authorized capital stock of CSTI consists of One Million Four Hundred Fifty Thousand (1,450,000) Shares of common stock, par value of one cent ($0.01) per share, of which one million three hundred twelve thousand three hundred forty six (1,312,346) shares are issued and outstanding. Except as shown on Schedule 3.2, there are no outstanding options, rights, warrants, or claims to purchase any of the common stock or other securities of CSTI.

        3.3     FINANCIAL STATEMENTS AND CONDITION -

                (a) Attached hereto and made a part hereof as Schedule 3.3(a) are the unaudited income statement and balance sheet of CSTI for the fiscal years ended December 31, 1996, and 1995 and a



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cumulative unaudited income statement and a balance sheet for each of the first three calendar quarters in each of such fiscal years. Also attached hereto and made a part hereof as Schedule 3.3(b) are the unaudited income statements and balance sheets of CSTI for the period ending February 28, 1997. (The financial statements set forth in Schedule 3.3(a) and 3.3(b) are collectively referred to herein as the "Financial Statements".)

        (b) Except as disclosed in Schedule 3.3(b) and except to the extent that the Financial Statements are modified or restated as a result of the post closing audit specified in Section 6.7 and agreed to by Capitol, the Financial Statements (i) fairly and accurately present the assets, liabilities, shareholders' equity and financial position of CSTI as of the dates thereof,
(ii) contain no material misstatements or omissions, and (iii) contain and reflect all necessary adjustments for a fair presentation of the financial condition and results of operations of CSTI for the periods covered thereby.

        (c) The accounts and notes receivable set forth in the Financial Statements or arising since the date thereof are valid and genuine and have arisen from bona fide transactions in the ordinary course of business, consistent with past practices, for goods sold or services performed and to the knowledge of Management Shareholders are not subject to valid defenses, set-offs, or counterclaims. Except as set forth in Schedule 3.3(c), such receivables have been recorded in accordance with CSTI's historical revenue recognition policy and have been collected or are collectable in accordance with their terms at the full recorded amount thereof no later than 90 days following the Closing except to the extent that CSTI has made reserves for bad debt in the Financial Statements.

        3.4 ABSENCE OF CERTAIN CHANGES - Except as described in Schedule 3.4, since the date of the Financial Statements set forth in Schedule 3.3 the Company has conducted its business in the ordinary course consistent with past practices and there has not been and as of the Closing shall not have been:
                (a) to the best knowledge of each Management Shareholder after reasonable inquiry of appropriate Company personnel, any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of CSTI (a "Material Adverse Change"), or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

                (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of CSTI, any repurchase, redemption or other acquisition by CSTI of any outstanding shares of capital stock or other securities of,




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or other ownership interests in CSTI;
                (c)     any amendment of any outstanding security of CSTI;
                (d) any incurrence, assumption or guarantee by CSTI of any indebtedness for borrowed money;
                (e) any creation or assumption by CSTI of any Lien on any asset;
                (f) any making of any loan, advance or capital contributions to or investment in any person;
                (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of CSTI which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of CSTI;
                (h) any transaction or commitment made, or any contract or agreement entered into, by CSTI relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by CSTI of any contract or other right, in either case, material to CSTI, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;
                (i) any change in any method of accounting or accounting practice by CSTI;
                (j) any (i) grant of any severance or termination pay to any director, officer or employee of CSTI (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of CSTI, (iii) change in benefits payable under existing severance or termination pay policies or employment agreements or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of CSTI; or
               (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representation thereof to organize any employees of CSTI.

        3.5     TAXES -
                -----

                (a) CSTI has duly and timely filed, or caused to be filed, with the appropriate agencies and parties all tax returns and tax reports required by law to be filed by CSTI or for which CSTI is responsible, and (i) all such reports and returns report all required data, information, and other matters; (ii) all data, information, and other matters set forth therein are true and correct and not subject to adjustment upon audit; (iii) no audit of any federal, foreign, state, or local income tax returns or other tax returns filed by CSTI is in progress or pending or, to the Management Shareholders' knowledge, threatened; (iv) there exists no unpaid tax deficiency assessed against CSTI by any


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governmental authority; (v) all income, withholding, profits, franchise, gross receipts, sales, use, occupation, property, excise, ad valorem, unemployment, social security, transfer (and all penalties and interest in respect thereof), and other taxes due, or payable, have been fully paid, or adequate reserves set up for the same and reflected on Schedule 3.3; (vi) federal income tax returns of CSTI have not been audited during the last five years; (vii) copies of all federal, foreign and state income tax returns, tax examination reports, and statements of deficiencies assessed against or agreed to by CSTI with respect to the last three completed fiscal years have been made available to Capitol; and
(viii) no waiver of any statute of limitations has been given and is in effect in respect to the assessment of any taxes against CSTI.

                (b) CSTI has withheld or collected for each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom and has duly and timely paid the same to the appropriate governmental agencies to the extent required to do so.

                (c) CSTI has collected from each of its customers the amount of all sales, use, excise, and similar taxes required to be collected and has duly and timely remitted the same to the appropriate government agencies to the extent required to do so. (d) In accordance with subchapter S and Section 1362 of the Internal Revenue Code, CSTI validly elected S corporation status and properly maintained such status during all taxable years for which it filed with the Internal Revenue Service as an S corporation.

        3.6 LITIGATION - Except as disclosed in Schedule 3.6, there are, and within the prior twenty-four (24) months there have been, no actions, suits, investigations, or proceedings pending or, to the knowledge of the Selling Shareholders, threatened or anticipated against or affecting CSTI or its assets, at law or in equity, or before any court, arbitrator, or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. CSTI is not operating under, subject to, or in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. Except as disclosed in Schedule 3.6, CSTI has not, since January 1, 1993, received or had outstanding any claim or complaint from or on behalf of any employee or former or potential employee alleging wrongful termination, failure to hire, harassment, or discrimination by reason of race, age, sex, handicap, or veteran's status.

        3.7     ABSENCE OF UNDISCLOSED LIABILITIES - Except as




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specifically reserved against or reflected in the Financial Statements or described in Schedule 3.7 or another Schedule, CSTI is not subject to any material liability or financial obligation (known or unknown, direct or indirect, absolute, contingent, accrued or otherwise), other than liabilities or financial obligations arising in the ordinary course of business since the date of the Financial Statements included as Schedule 3.3. CSTI is not in default with respect to any term or condition of any indebtedness or liability (including any current or deferred trade payable). The Management Shareholders do not know of any facts or circumstances which might reasonably serve as the basis for any material liabilities or financial obligations with respect to CSTI which are not disclosed in the Schedules. For purposes of this Section 3.7, any individual liability, or all such liabilities in the aggregate, should be deemed to be material if the individual value is greater than $10,000.

        3.8 ABSENCE OF QUESTIONABLE PAYMENTS - Neither CSTI nor any director, officer, agent, employee, or other person acting on behalf of CSTI has used any of CSTI's funds for improper or unlawful contributions, payment, gifts, or entertainment, or made any improper or unlawful expenditures relating to political activity to governmental officials or others. Neither CSTI nor any director, officer, agent, employee, or other person acting on behalf of CSTI has accepted or received any improper or unlawful contributions, payments, gifts, or entertainment or expenditures. CSTI has adequate financial controls to prevent the making or receiving of such improper or unlawful contributions, payments, gifts, entertainment, or expenditures.

        3.9 DIVIDENDS - Since December 31, 1996, CSTI has not declared, paid or set aside for payment, or agreed to declare or pay, any dividend or other distribution in respect of its capital stock.

        3.10 INSOLVENCY - CSTI is not the subject of any existing, pending or threatened insolvency or bankruptcy proceedings under the laws of any jurisdiction. The consummation of the transactions contemplated by this Agreement will not result in any Selling Shareholder or CSTI being the subject of such proceedings.


        3.11    INTELLECTUAL PROPERTY -
                (a) CSTI neither owns nor uses any trademarks, service marks, trade names (except its corporate name), copyrights, or patents, except as listed and described in Schedule 3.11, all of which are owned, possessed, or lawfully used by CSTI.
                (b)     Except as set forth in Schedule 3.11, CSTI has not



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received any notice to the effect that any product it makes or sells, or the distribution or use by it or another of any such product, or any services it performs in the course of its business may infringe any trademark, service mark, trade name, copyright, patent, trade secret, or similar legally protectable right of another.
                (c) All patentable inventions utilized or first reduced to practice in connection with the business or activities of CSTI or the employment by same of individuals, including the Selling Shareholders and others, are the property of CSTI and no other party.
                (d) Except as set forth in Schedule 3.11 or another Schedule to this Agreement, CSTI has not entered into and is not a party to any development, work for hire, license or other agreement pursuant to which CSTI has secured the right or obligation to use, or granted others the right or obligation to use, any trademarks, service marks, trade names, copyrights, patents or know-how.

        3.12 REAL PROPERTY LEASES - Schedule 3.12 contains a complete and accurate legal description of each parcel of real property leased to CSTI (collectively, the "Real Property"). Schedule 3.12 contains a description of all buildings, fixtures and improvements located on the Real Property. True, correct and complete copies of all leases of the Real Property (the "Real Property Leases") have been delivered to Capitol. All of the Real Property Leases are valid and in full force and effect, and there does not exist any default or event which with notice or lapse of time or both would constitute a default under any of the Real Property Leases. Except as set forth in Schedule 3.12, the Real Properties are used and operated in compliance and in conformity with all applicable leases, contracts, commitments, licenses and permits to the extent that the failure to so comply would not have a material adverse effect on the business or CSTI.

        3.13 LICENSES FOR THIRD PARTY SOFTWARE - Set forth on Schedule 3.13 hereto is a description of each license under which CSTI is the licensee of any Third Party Software (as such term is hereinafter defined) along with a description of such Third Party Software. Except as set forth on Schedule 3.13, CSTI has delivered to Capitol a true, correct and complete copy of each license agreement with licensing payments in excess of $500 over the life of the license identified in Schedule 3.13. The software or computer programs described in said licenses are presently used by CSTI as licensee under the terms of said licenses. All royalties due under said licenses have been paid and there exists no default under the terms of said licenses and no event has occurred which, upon the passage of time or the giving of notice, or both, would result in any event of default




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or prevent CSTI from exercising and obtaining the benefits of any options contained therein. CSTI has all rights, title and interest of the licensee under the terms of said licenses, free of all liens, claims or encumbrances, all such licenses are valid and in full force and effect and CSTI is in compliance with the terms thereof. There will be no default or basis for acceleration under any of said licenses as a result of the transactions contemplated by this Agreement. CSTI has not received any notice of infringement, violation or conflict with any Intellectual Property Rights of third parties with respect to its use of any Third Party Software.

        3.14 CONTRACTS, LEASES AND COMMITMENTS - Schedule 3.14 sets forth all contracts, agreements, orders and commitments, written or oral, presently used by CSTI or which are binding upon CSTI, which are material to conduct of the business and identifies those material Contracts (including without limitation licenses for Third Party Software) which require the approval or consent of a third party as a condition to the continuing effectiveness of such agreement as a result of the transactions contemplated hereunder. Schedule 3.14 also sets forth all contracts, agreements, orders and commitments, oral or written, pursuant to which CSTI has any interest (including without limitation a retained ownership interest, right to receive royalty or licensing fees, distribution or other rights) in programs, titles or intellectual property developed by CSTI. The contracts, agreements, orders and commitments identified on Schedule 3.14 are hereinafter referred to as the "Contracts." Except as set forth on Schedule 3.14, (i) no event has occurred or is continuing which, upon the passage of time or the giving of notice, or both, could constitute an event of default by CSTI with respect to any Contract, and the Management Shareholders are not aware of any claim of any such default having been made against CSTI with respect to any Contract, and (ii) CSTI is not aware of any event which upon the passage of time or the giving of notice, or both, could constitute an event of default by any other party to any such Contract or could cause the acceleration of any obligation of any other party thereto or the creation of a lien or encumbrance upon any of CSTI's assets. Except as set forth on Schedule 3.14, each of the Contracts is valid, binding and enforceable against CSTI and each other party thereto in accordance with its terms without any defenses, setoffs, counterclaims or disputes of any nature and is in full force and effect. No purchase commitment for materials, supplies, component parts or other items of inventory of the business to which CSTI is a party is in excess of the ordinary, normal, usual and current requirements of the business or at a price in excess of the current reasonable market price. No Contract which relates to the business obligates CSTI (i) to provide software, products



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or services to third parties except for software warranty arrangements and
Beta-support work which CSTI knows or has reason to believe are at prices which would result in a net loss on the sale or provision of such software, products or services, or which are pursuant to terms or conditions it cannot reasonably expect to satisfy or fulfill in their entirety, or (ii) to purchase or acquire services, information, Third Party Software, inventory or equipment in excess of the normal, ordinary, usual and current requirements of the business or at a price in excess of the current reasonable market price. CSTI has not waived any right under any Contract. Except as set forth in Schedule 3.14, there are no agreements, understandings, instruments or proposed transactions between CSTI and any employee, officer or director of CSTI which shall survive the Closing Date. CSTI is not a party to, nor are any of CSTI's assets bound by, any agreement that is adverse to its business. CSTI has not received notice that any party to any of the Contracts intends to cancel or terminate any contract or to exercise or not exercise any option under any Contract.

        3.15 EMPLOYMENT RELATIONS - CSTI is in compliance with all federal, state, or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment, and wages and hours and has not and is not engaged in any violation of the Fair Labor Standards Act or Service Contract Act or, to the knowledge of the Management Shareholders, any unfair labor practice. CSTI is not a party to a collective bargaining agreement and none of its employees are represented by a labor union. CSTI has entered into no employment agreements other than those contemplated by this Agreement and has not agreed to any salary or wage increases or committed to provide employees of CSTI with employment benefits (including vacation or sick leave, medical, life or dental insurance, disability and the like) except as set forth in Schedule 3.15. All sums due to current or former employees for accrued compensation and benefits as well as vacation time have been duly and adequately accrued on the accounting records of CSTI and are reflected in the financial statements.

        3.16 TITLE AND RELATED MATTERS - CSTI has good and marketable title to all of its assets (except for Third Party software, for which CSTI has valid and enforceable licenses), free and clear of all mortgages, options, leases, covenants, conditions, agreements, liens, security interests, adverse claims, restrictions, charges, encumbrances or rights of others. There exists no restriction on the use or transfer of any of CSTI's assets. Schedule 3.16 sets forth a list of (i) all machinery or equipment, including without limitation, computer hardware, used to conduct the business of CSTI with an original



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market value in excess of $1,000 (the "Equipment"), together with the date of acquisition of each piece of Equipment, and the location of each piece of Equipment and (ii) all "Company Software," which shall include all of CSTI's software and computer programs used in its business, including any software or computer programs not wholly-owned by CSTI ("Third Party Software") embedded therein, in machine readable source code forms and in machine executable object code forms and all related specifications (including, without limitation, all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters), operating systems and procedures (including development methodology), designs, design revisions, related applications software in any language, concepts, ideas, processes, techniques, software design and test tools, third party software interfaces, methods of implementation and packaging, all associated know-how and show-how and all related programmer and user manuals, which are used by CSTI to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package such software and computer programs.

        3.17 USE AND CONDITION OF PROPERTY - CSTI's assets are in good operating condition and repair, ordinary wear excepted, are fit and usable for the purposes for which they are being used, are sufficient for all current operations of the business and conform to all applicable laws and regulations to the best of knowledge of Management Shareholders, and no notice of any violation of any law, statute, ordinance or regulation relating to any such property or assets has been received by CSTI except as have been fully complied with or are listed on Schedule 3.18 hereof. All of CSTI's assets are located at the premises of the business located at CSTI's corporate headquarters at Dedham, Massachusetts except as otherwise noted on Schedule 3.17 or Schedule 3.16. CSTI's assets constitute all of the property now used in, and necessary for the conduct of, the business in the manner and to the extent conducted by CSTI during the period covered by the Financial Statements or as presently conducted. CSTI does not, and has not since the date of its formation, own or have any interest in real estate except as described in Schedule 3.17 or Schedule 3.12.

        3.18 CONDITIONS AFFECTING THE BUSINESS - CSTI has used its best efforts to keep available for Capitol the services of the professional employees, consultants, agents, customers, and suppliers of CSTI active in the conduct of its business. Except as set forth in Schedule 3.18, the Management Shareholders have no knowledge of any threatened or anticipated loss of any employees, consultants, customers, suppliers or agents or other advantageous arrangement and have not received any notice of any threatened or anticipated loss of any customer or supplier, as a result of the sale and transfer of the Shares or for any other reason.

        3.19 COMPLIANCE WITH LAWS - CSTI is in compliance with all federal, state, local and foreign laws, regulations, rules, ordinances and orders to which its business and operations are subject except in cases when non-compliance is not material to the business. CSTI has all requisite licenses, permits and certificates from federal, state and local governmental authorities as may be necessary to conduct its business and own and operate its assets and such permits are valid and in full force and effect and will not be terminated or adversely affected by the consummation of the transactions contemplated hereby except in cases when non-compliance is not material to the business. All information which CSTI has provided to customs authorities (in the U.S., Europe or any other jurisdiction) in connection with the import and export of goods is correct and the company has complied with all U.S. and foreign legislation relating to the same. CSTI is in compliance with its obligations to the customs authorities. CSTI does not owe customs duties to any governmental entity, nor does a customs pledge of any property of CSTI exist. There are no claims against CSTI by customs authorities in the U.S., or any other jurisdiction. CSTI is not and has not been in breach of any currency regulation and currency control legislation.

        3.20 DISCLOSURE - This Agreement, the Exhibits, the Schedules, and the other documents, certificates, and statements delivered to Capitol in connection herewith or with the transactions contemplated hereby as taken as a whole, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. Having regard for the ordinary nature of the various segments of the business of CSTI, there is no material fact known to the Management Shareholders, which materially adversely affects or in the future, as a result of existing material facts whose impact has not yet been experienced, may (so far as the Management Shareholders can now reasonably foresee) materially adversely affect the business of CSTI which has not been set forth in this Agreement, the Exhibits, the Schedules, or the other documents, certificates, and written statements furnished or to be furnished to Capitol by or on behalf of the Selling Shareholders.

        3.21 OWNERSHIP OF SHARES - Each Selling Shareholder owns or will own at Closing the Shares as referenced in the recitals hereto, of record and beneficially, free and clear of any liens, claims, encumbrances or restrictions. Each Selling Shareholder has or will have at Closing good and marketable title to his respective Shares and has, and at the Closing shall have, the absolute right, power and capacity to sell, assign and deliver his Shares to Capitol, free and clear of all liens, claims, encumbrances and restrictions.

        3.22 RELATED PARTY TRANSACTIONS. Except as set forth in Schedule 3.22, there are no loans, leases, royalty agreements or other continuing transactions between CSTI and the Selling Shareholders, any affiliate of any Selling Shareholder, or any member of any Selling Shareholder's family. Except as set forth in Schedule 3.22, to the knowledge of the Management Shareholders, none of the officers or directors of CSTI or the Selling Shareholders (a) has any material direct or indirect interest in any entity which does business with CSTI; (b) has any direct or indirect interest in any property, asset or right which is used by CSTI in the conduct of its business; or (c) has any contractual relationship with CSTI other than such relationships which occur from being an employee, officer, director or stockholder of CSTI.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF CAPITOL

        Capitol represents and warrants the following as of the date hereof:

        4.1 ORGANIZATION AND GOOD STANDING OF CAPITOL - Capitol is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Capitol has full corporate power to carry on its businesses as now conducted and is entitled to own, lease, and operate the properties or assets it now owns, leases, and operates.

        4.2 AUTHORITY OF CAPITOL - The execution of this Agreement by Capitol, its delivery to the Selling Shareholders, the fulfillment of Capitol's obligations, and the transactions contemplated hereby have been duly authorized by the Board of Directors of Capitol, and no further corporate action will be necessary on the part of the Capitol to make this Agreement valid and binding upon them in accordance with its terms.

        4.3 LITIGATION - Except as disclosed in Schedule 4.3, there are, and within the prior twenty-four (24) months there have been, no actions, suits, investigations, or proceedings pending or, to the knowledge of Capitol, threatened or anticipated against or affecting Capitol or its assets, at law or in equity, or before any court, arbitrator, or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. Capitol is not operating under, subject to, or in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. Except as disclosed in Schedule 4.3, Capitol has not, since January 1, 1997, received or had outstanding any claim or complaint from or on behalf of any employee or former or potential employee alleging wrongful termination, failure to hire, harassment, or discrimination by reason of race, age, sex, handicap, or veteran's status.

        4.4 COMPLIANCE WITH LAWS - Capitol is in compliance with all federal, state, local and foreign laws, regulations, rules, ordinances and orders to which its business and operations are subject except in cases when non-compliance is not material to the business. Capitol has all requisite licenses, permits and certificates from federal, state and local governmental authorities as may be necessary to conduct its business and own and operate its assets and such permits are valid and in full force and effect and will not be terminated or adversely affected by the consummation of the transactions contemplated hereby except in cases when non-compliance is not material to the business.

        4.5 CONTRACTS AND COMMITMENTS - Capitol has not received notice that any party to any of the outstanding contracts with third parties referred to in Documents intends to cancel or terminate any contract or to exercise or not exercise any option under any contract.

        4.6 DISCLOSURE - The Documents and the other documents, certificates, statements and information provided to the Selling Shareholders by Capitol in connection herewith or with the transactions contemplated hereby, when read together as a single disclosure, do not contain any untrue statement of material fact and do not omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. Having regard for the ordinary nature of the various segments of the business of the Capitol, there is no material fact known to Capitol, which materially adversely affect or in the future, as a result of existing material facts whose impact has not yet been experienced, may (so far as Capitol can now reasonably foresee) materially adversely affect the business of Capitol which has not been disclosed to the Selling Shareholders.


                                    ARTICLE V
                        CLOSING AND CONDITIONS PRECEDENT

        5.1 CLOSING DATE - Subject to the satisfaction or waiver of the conditions to closing set forth below, the delivery of the Shares pursuant to
Article I, the issuance of the Capitol Shares and the delivery of the cash and Notes pursuant to Section 2.1 (referred to herein as the "Closing") shall take place at 4:30 p.m., local time, on the fifth business day following satisfaction of the conditions to Closing set forth below, at the offices of the Capitol or at such other time, date, and place as may be fixed by agreement in writing among the parties hereto (the "Closing Date"). In the event that the Closing does not occur till April 30, 1997, this Agreement will terminate unless a new Closing Date is agreed upon in writing among the parties.

        5.2     CONDITIONS TO CLOSING
                (a) CONDITIONS PRECEDENT TO CAPITOL PERFORMANCE - The obligation of Capitol to effect the transactions referenced herein shall be subject to the fulfillment (or waiver of fulfillment at the sole discretion of Capitol), at or prior to the Closing Date, of the following conditions:
                        (i) The representations and warranties of the Management Shareholders contained in Article III hereof shall be deemed to have been made again at and as of the Closing Date and shall be true and correct in all material respects and, at the Closing, Selling Shareholders shall have caused an officer of CSTI to have delivered to Capitol a certificate signed by such officer to such effect.
                        (ii) Each of the obligations of Selling Shareholders to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed at the Closing Date. (iii) Capitol shall have retained an independent accounting firm to audit CSTI's Financial Statements for the twelve month period ended December 31, 1996 conducted in accordance with generally accepted auditing standards. Such Financial Statements shall be prepared in accordance with generally accepted accounting principles and delivered to Capitol together with the signed opinion of the accounting firm with respect to such Financial Statements. CSTI shall have caused its officers to furnish to the accounting firm any and all material financial, technical and operating data necessary for the audit.
                        (iv) The members of the Board of Directors of CSTI shall have resigned in writing from the Board of Directors effective upon the Closing;
                        (v) Carr shall have executed employment agreements with Capitol in the form of Exhibit D.
                        (vi) There shall have been no material adverse change in the financial condition, business or prospects of CSTI.
                        (vii) Capitol shall have completed its due diligence review of CSTI, its books, records, financial condition and operations to the satisfaction of Capitol.
                        (viii) each of the shareholders of CSTI shall have executed this Agreement and agreed to sell all of its CSTI stock to Capitol. .

                (b) CONDITIONS PRECEDENT TO SELLING SHAREHOLDERS' PERFORMANCE The obligation of Selling Shareholders to effect the transactions referenced herein shall be subject to the fulfillment (or waiver of fulfillment at the sole discretion of Selling Shareholders), at or prior to the Closing Date, of the following conditions:
                        (i) The representations and warranties of Capitol contained in Article IV hereof shall be deemed to have been made again at and as of the Closing Date and shall be true and correct in all material respects.
                         (ii)    Each of the obligations of Capitol to be
performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed at the Closing Date.
                        (vi) There shall have been no material adverse change in the financial condition, business or prospects of Capitol.
                        (viii) Capitol shall have delivered payment as set forth in Article II to the Selling Shareholders on the Closing Date.

                                   ARTICLE VI
                              COVENANTS OF PARTIES

        6.1 COVENANT OF SELLING SHAREHOLDERS - During the period between the date hereof and the Closing Date, the Selling Shareholders agree that they shall not, directly or indirectly, through any officer, director or agent of CSTI, solicit, initiate or encourage submission of any proposal or offer from any person with respect to or assist, facilitate or encourage any person relating to:
                (a) any acquisition or purchase of all or any part of the business or assets or any equity interest in CSTI on any basis; or
                (b) any merger, consolidation or business combination with CSTI.
        The Selling Shareholders shall promptly notify Capitol of any such proposal or offer, or any inquiry or contact with any person with respect thereto, and the terms thereof.

        6.2 CONDUCT OF BUSINESS - During the period between the date hereof and the Closing Date, Selling Shareholders shall cause CSTI to conduct its business only in the ordinary course, except as otherwise permitted by this Agreement or consented to by Capitol in writing. Without limiting the generality of the foregoing covenant, except as so permitted or consented to, CSTI shall (a) continue to operate under normal business terms; (b) not make any distributions or pay any dividends with respect to any class of its capital stock; (c) have all material operating and non-operating decisions not reflecting normal course operations approved by the chief executive officer of Capitol; (d) not hire any personnel that require an employment contract without prior approval of Capitol;
(e) not pay bonuses or increase salaries; (f) not pay any unusual compensation to any officer or employee, or enter into any agreement to increase or decrease the rate of compensation of or to pay any unusual compensation to any officer or employee; (g) conduct the business in substantial compliance with all applicable laws, regulations or ordinances; and (h) promptly advise Capitol in writing of any material adverse change in the business, assets or prospects of CSTI; (i) not sell or dispose of any of CSTI's assets other than in the ordinary course of its business; or (j) not enter into any contract or commitment of a type required to be disclosed in any Exhibit to this Agreement.

        6.3 ACCESS - Between the date hereof and the Closing Date, the Shareholders shall cause CSTI to give to authorized representatives of Capitol full access, during normal business hours and upon reasonable notice, in such manner as to not disrupt normal business activities, to the assets, material contracts, personnel, books of account and records of CSTI and will cause its officers to furnish to Capitol any and all material financial, technical and operating data and other information pertaining to CSTI and its assets and business as is reasonably available and as Capitol shall from time to time reasonably request for such purpose.

        6.4 BEST EFFORTS; CONSENTS - Each of Selling Shareholders and Capitol shall each use his and its best efforts, and shall cooperate with and assist each other party in its efforts, to obtain such consents and approvals of third parties to the transactions contemplated hereby as may be necessary to consummate this Agreement.

        6.5 NO SALE OF SUBJECT SHARES - Prior to Closing, Selling Shareholders shall not (a) sell, offer for sale or otherwise transfer or dispose of any of the Shares owned by Selling Shareholders or any interest therein or
(b) incur, permit, cause or suffer to exist any lien, security interest, charge or encumbrance upon such Shares.

        6.6 TERMINATION OF STOCK AGREEMENTS - Prior to Closing, Selling Shareholders shall have caused all Stock and Stock Options Agreements between Selling Shareholders and CSTI to be terminated in their entirety.

        6.7     POST-CLOSING ADJUSTMENTS.
                (a) The parties hereto acknowledge and agree that the audit of CSTI's Financial Statements according with Section 5.2.(iii) will be completed following Closing. Accordingly, Capitol shall be entitled to reduce the consideration payable under Article II of this Agreement in the case of an adjustment to the Financial Statements resulting from the audit. Such reduction shall be made within 10 days after completion of the audit.
                (b) The consideration reduction will be computed in the following manner: (i) if adjustments are made to reflect and include in the accrual for pursuant to Taxes or accrued vacation time, the consideration paid to the Selling Shareholders will be decreased by the amount of these adjustments; (ii) if the remaining total adjustments are less than or equal than one hundred thousand dollars ($100,000), the consideration paid to the Selling Shareholders will not be adjusted further; (iii) if the remaining total adjustments to the Financial Statements are greater than one hundred thousand dollars ($100,000), the consideration will be decreased by fifty percent (50%) of the total amount over $100,000.
                (c) Any reduction in the consideration payable by Capitol pursuant to this Section 6.7 shall be allocated to the Selling Shareholders in proportion to their shareholdings in CSTI, and such amounts shall be applied first against the outstanding principal balance of the Notes. Capitol's calculations of such reductions to the principal and/or interest on the Notes shall be final and binding upon the parties hereto absent demonstrated error.

                                  ARTICLE VII
                                 INDEMNIFICATION

        7.1 INDEMNIFICATION BY CAPITOL - Capitol, shall defend, indemnify, and hold harmless the Selling Shareholders, their heirs, personal representatives and assigns, against and in respect of any damages, losses, claims, or liabilities, including costs, expenses, and fees incident or related thereto, resulting from any misrepresentation, breach of express warranty or covenant, or non-fulfillment of any obligation of Capitol under this Agreement.

        7.2     INDEMNIFICATION BY THE SELLING SHAREHOLDERS -
                (a) Except as provided in paragraph (b) hereof, the Management Shareholders, jointly and severally, shall defend, indemnify, and hold harmless Capitol, CSTI, and any successor in interest against and in respect of any damages, losses, claims, or liabilities, including costs, expenses, and fees incident or related thereto, resulting from any misrepresentation, breach of warranty or covenant under this Agreement provided, however, that Capitol will not be entitled to remedies under this Section 7.2(a) until such time when the aggregate liability under this Section 7.2 is greater than or equal to one hundred thousand dollars ($100,000) at which point the Selling Shareholders will be liable for the total amount of the liability up to the "Liability Limit" defined herein.. No liability should accrue to the Selling Shareholders in the event that within six months of the date of this agreement the uncollected balance of the receivables set forth in the Financial Statements minus the bad debt reserve set forth in the Financial Statements is less that thirty thousand dollars ($30,000). The maximum liability of each of the Selling Shareholders under this Section 7.2(a), except in case of fraud or willful misrepresentation, when added to the amount of any liabilities of such Selling Shareholder pursuant to Section 7.2(b), shall not exceed the sum of (i) the aggregate net cash or cash equivalents proceeds received by the Selling Shareholder pursuant to this Agreement; plus (ii) the aggregate net proceeds received by the Selling Shareholder from the sale or transfer of any of the Capitol Shares; plus (iii) the fair market value of all of the Capitol Shares beneficially owned (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended and in accordance with the provisions set forth below) by the Selling Shareholder as of the date (the "Demand Date") Capitol makes a demand upon Selling Shareholder for payment of any damages, losses, claims or liabilities under this Section 7.2. The fair market value of the Capitol Shares beneficially owned by Selling Shareholder for purposes of this Section 7.2 shall be determined by multiplying the number of Capitol Shares beneficially owned by the Selling Shareholder on the Demand Date by the average of the closing price of the Capitol's Common Stock for the ten trading days immediately preceding the Demand Date. The sum so determined for each Selling Shareholder shall hereinafter be referred to as the "Liability Limit". For purposes of the foregoing determination, any Capitol Shares transferred without the receipt of consideration by the Selling Shareholder prior to the Demand Date shall be deemed to be beneficially owned by Selling Shareholder. In the event that Selling Shareholder receives non-cash consideration from the sale of Capitol Shares, such shares shall be deemed to be beneficially owned by the Selling Shareholder as of the Demand Date unless the Capitol and Selling Shareholder agree upon the fair market value of such non-cash consideration. In the event that the Selling Shareholder sells Capitol Shares for consideration less than the fair market value of such shares, the Liability Limit shall be calculated using the fair market value for such shares instead of the actual cash consideration received by Selling Shareholder. The Selling Shareholders can satisfy the liability arising under this Section 7.2 through returning Capitol shares received as their part of Consideration under Article II to Capitol to represent the fair market value of these shares according to the computation defined in this Section, provided that they have submitted cash payments to Capitol in the amount proportional to their cash consideration under
Article II before the return of the shares.
                (b) Each individual Selling Shareholder shall defend, indemnify, and hold harmless Capitol, CSTI, and any successor in interest against and in respect of any damages, losses, claims, or liabilities, including costs, expenses, and fees incident or related thereto, resulting from any misrepresentation or breach of the representation and warranty set forth in
Section 3.21, or the non-fulfillment of any individual obligation on the part of such Selling Shareholder under this Agreement; provided, however, that, except in case of fraud or willful misrepresentation, each Selling Shareholder's liabilities under this Section 7.2(b) shall not exceed the Liability Limit.

        7.3 NOTICE OF CLAIMS - The party (the "Indemnified Party") which has identified or incurred any damage, loss, claim, or liability for which such party is indemnified under this Agreement shall deliver written notice thereof to the other party hereto (the "Indemnifying Party"), which notice shall set forth and describe the exact nature of any such damages, losses, claims, or liabilities, the specific or best estimated amount or amount involved, and the Section of this Agreement deemed by such party to establish responsibility on the part of the other.

        7.4 DEFENSE AND SETTLEMENT OF LAWSUITS - If any legal proceeding shall be instituted against an Indemnified Party by any party in respect of which the Indemnifying Party may be responsible under this Article VII, the Indemnified Party shall give written notice thereof to the Indemnifying Party. Upon receipt of such notice, the Indemnifying Party shall undertake the defense of such proceeding through counsel selected by it (provided that the Indemnified Party shall be entitled, at its own expense, to participate in any such legal proceeding or the negotiation and settlement thereof through counsel of its choice). The Indemnifying Party shall in all cases have the right to settle or compromise any such proceeding or to refrain therefrom; provided, however, that
(i) without the prior written consent of the Indemnified Party, the Indemnifying Party shall not have the right to enter into any settlement or compromise which would obligate or adversely affect the Indemnified Party in any way, if the Indemnified Party does not consent to a settlement or compromise proposed by the Indemnifying Party and agreed to by the third party plaintiff, and (ii) if the Indemnified Party does not give such consent and such proceeding shall ultimately result in a monetary judgment or settlement greater than the proposed settlement or compromise, the Indemnifying Party shall be deemed discharged from any monetary liability hereunder with respect to any amount in excess of the amount of the settlement or compromise so proposed and agreed to by the third party and from any expenses (including attorneys' fees and expenses) incurred by the Indemnified Party subsequent to the date the proposed settlement or compromise was agreed to by the third-party plaintiff; provided further, however, that no Indemnified Party shall be required to consent to the terms of any settlement or compromise which imposes any non-monetary obligation upon or admission of guilt by such Indemnified Party, and such Indemnifying Party shall not be deemed discharged from such liabilities by reason of the failure of the Indemnified Party to consent to such non-monetary obligation or admission of guilt. If the Indemnifying Party is Selling Shareholders, consent will be obtained by the majority vote of the Selling Shareholders.

                                  ARTICLE VIII
                                  MISCELLANEOUS

        8.1 NOTICES - All notices, request, demands, and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered or when mailed by United States certified or registered mail, prepaid, addressed to the parties at the following address for the Capitol and the addresses listed in Schedule 8.1 for Selling Shareholders (or at such other addresses as the parties may designate by written notice given in the manner aforesaid):
        If to Capitol:        Capitol Multimedia, Inc.
                              200 Baker Avenue, Suite 300
                              Concord, MA 01742
                              Attn: Chief Financial Officer

        With a copy to:       Thomas J. Egan, Jr., Esq.
                              Baker & McKenzie
                              815 Connecticut Ave., N.W.
                              Washington, D.C. 20006-4078

        If to CSTI:           Client Server Technologies, Inc.
                              270 Bridge Street,
                              Dedham, MA 02026
                              Attn: Paul Carr


        8.2 FEES OF FINDERS, BROKERS AND OTHERS - The respective parties hereto certify that no person or company provided services as a broker, agent, or finder or assisted in the negotiations of this Agreement, except for counsel. Each party agrees to indemnify the other for any claim asserted by any person or company purporting to act on its behalf in providing services as a broker, agent, or finder in connection with this Agreement.

        8.3 ENTIRE AGREEMENT - This Agreement, the Exhibits, and the Schedules and certain employment agreements to be entered into in connection with the Closing contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments, and understandings.

        8.4 COUNTERPART - This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by a representative of the Capitol or by a Selling Shareholders shall be deemed the original signature of such party.

        8.5 CONFIDENTIALITY - The parties hereto agree that the contents of this Agreement, the Exhibits, and any Schedules (but not the effect of the transaction) and any and all information delivered to the other in conjunction herewith concerning the business and financial affairs of the Selling Shareholders, CSTI, or Capitol shall be held in confidence by the recipient party and its agents and representatives and shall not be disclosed to other parties without the written consent of all parties hereto; provided, however, that any party shall have the right to make such public announcement and filings as it may deem appropriate to comply with applicable law, including applicable securities laws.

        8.6 SURVIVAL OF REPRESENTATIONS - All the representations, covenants, warranties, and understandings contained in this Agreement shall survive the Closing and shall terminate on the second anniversary of the Closing. No performance or execution of this Agreement in whole or in part by a party hereto shall constitute a waiver by such party or stop such party from asserting its rights hereunder, nor shall a waiver of or failure to exercise one or more rights hereunder constitute a waiver of any other rights.

        8.7 INTERPRETATION - The article and section headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. All references to section and article number refer to sections and articles of this Agreement, except as otherwise specified. All references to schedules refer to schedules which are attached to this Agreement, except as otherwise specified, and are hereby made a part of this Agreement. All references in this Agreement to gender shall be deemed to include all genders, and an references in the singular or plural shall be deemed to include the plural and singular, as appropriate.

        8.8 GOVERNING LAW - This Agreement shall be construed and enforced in accordance with the laws of the State of Massachusetts, except the conflict of laws provisions thereof.

        8.9 SEVERABILITY - Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality of invalidity shall not affect the validity of the remainder of this Agreement.

        8.10 ASSIGNMENT - No party hereto may assign or delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party hereto, and any agreement, act, or deed purporting to effect any such assignment, delegation, or transfer without such prior written consent shall be void; provided however that such prohibition shall not exclude assignment by operation of law, such as by merger of a party into another corporation.

        8.11 BINDING EFFECT - Subject to the provisions of Section 8.10, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

        8.12 NO THIRD-PARTY BENEFICIARIES - Except as provided in Section 8.10, the provisions of this Agreement are intended solely for the benefit of the parties hereto, and no other party is entitled to any rights, benefits, or privileges created hereunder.

        8.13 AMENDMENT - This Agreement may not be modified or amended except by a writing or writings signed by the party against whom any modification or a mendment is asserted or sought to be enforced.

        8.14 FURTHER ASSURANCES - Each of the parties hereto will, at any time and from time to time, use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to fulfill its obligations under this Agreement, to consummate and make effective the transfer to Capitol of the Shares pursuant to this Agreement.

        IN WITNESS WHEREOF, the parties have duly exercised this Agreement as of the date first referenced above.





Capitol Multimedia, Inc.


By:  /s/ Luda Kopokina
     --------------------------------

Its: President
     --------------------------------



                                          SELLING SHAREHOLDERS




                                          /s/ Paul Carr
                                          -------------------------------------
                                          Paul Carr


                                          /s/ Richard Sheflin
                                          -------------------------------------
                                          Richard Sheflin


                                          /s/ Kenneth Bloom
                                          -------------------------------------
                                          Kenneth Bloom


                                          -------------------------------------
                                          Richard D. Myers


                                          /s/ Jeffrey D. Brunelle
                                          -------------------------------------
                                          Jeffrey D. Brunelle


                                          /s/ Brice C. Buchanan
                                          -------------------------------------
                                          Brice C. Buchanan


                                          /s/ YuSang Kwan
                                          -------------------------------------
                                          YuSang Kwan


                                          /s/ Armando Prato
                                          -------------------------------------
                                          Armando Prato


                                          /s/ James Holt
                                          -------------------------------------
                                          James Holt


                                          /s/ Lynn Vena
                                          -------------------------------------
                                          Lynn Vena


                                          /s/ Kenneth W. Cole
                                          -------------------------------------
                                          Kenneth W. Cole


                                          /s/ Brian J. Moran
                                          -------------------------------------
                                          Brian J. Moran

                                          /s/ John G. Kilray
                                          -------------------------------------
                                          John G. Kilray


                                          /s/ Robert B. Gates Jr.
                                          -------------------------------------
                                          Robert B. Gates Jr.


                                          /s/ Linda Duncan
                                          -------------------------------------
                                          Linda Duncan


                                          /s/ Richard J. Heier
                                          -------------------------------------
                                          Richard J. Heier


                                          /s/ John D. Bean
                                          -------------------------------------
                                          John D. Bean

                             EXHIBITS AND SCHEDULES

Exhibit A       Selling Shareholders
Exhibit B       Promissory Note
Exhibit C       Promissory Note to Paul Carr
Exhibit D       Form of employment  agreement  between  Capitol  Multimedia,
                Inc. and Paul Carr
Schedule 3.3    CSTI Financial Statements
Schedule 3.4    Certain Changes
Schedule 3.7    CSTI Disclosed Liabilities
Schedule 3.11   Intellectual Property
Schedule 3.12   CSTI Real Property Leases
Schedule 3.13   CSTI Licenses for Third Party Software
Schedule 3.14   CSTI Contracts, Leases and Commitments
Schedule 3.15   CSTI Employment Benefits
Schedule 3.16   CSTI Machinery, Equipment and Company Software
Schedule 8.1    Selling Shareholders addresses
Note: All other schedules to the "Agreement for the Acquisition of the Outstanding Stock of Client Server Technologies, Inc." are blank


                                                                  March 31, 1997

                                   Exhibit A
                             CSTI Shareholder List
                               Stock Certificates



NAME                     ADDRESS                          SS #        SHRS CSTI STOCK
----                     -------                          ----        ---------------


Paul Carr                2 Monadnock Road              ###-##-####            804,701
                         Wellesley, MA 02181

Richard Sheflin          326 Old Billerica Road        ###-##-####            251,026
                         Bedford, MA 01730

Kenneth Bloom            11 Wilson Lane                ###-##-####             72,619
                         Acton, MA 01720

Richard D Myers          9722 Cypress Point Circle     ###-##-####              1,500
                         Littleton, CO 80124

Jeffrey D Brunelle III   117 Highland Avenue           ###-##-####              1,500
                         So. Attleboro, MA 02703

Brice C Buchanan         11 Fairfield Road             ###-##-####             19,000
                         Wayland, MA 01778

YuSang Kwan              27 Faxon Street               ###-##-####             15,000
                         Newton, MA 02158

Armando Prato            4 Brook Street                ###-##-####             10,250
                         Chelmsford, MA 01824

James Holt               74 Brookside Road             ###-##-####             12,000
                         Needham, MA 02192

Lynn Vena                11 Albano Street              ###-##-####              6,250
                         Roslindale, MA 02131

Kenneth W Cole           48 Oregon Road                ###-##-####             50,000
                         Southboro, MA 01772

Brian J Moran            20 Alexander Drive            ###-##-####             42,000
                         Hampton, NH 03842

John G Kilray            34 Lee Street                 ###-##-####              9,250
                         Jamaica Plain, MA 02130

Robert B Gates Jr.       10 Maple Tree Lane            ###-##-####              3,000
                         Franklin, MA 02038

Linda Duncan             66 Brockton Avenue            ###-##-####              2,000
                         Scituate, MA 02066

Richard J Heier          18 Goshen Road                ###-##-####              3,000
                         Dedham, MA 02026

John D Bean              P.O. Box 3053                 ###-##-####              9,250
                         No. Attleboro, MA 02761                            ---------
                                                                            1,312,346


                                    EXHIBIT B
                           CONVERTIBLE PROMISSORY NOTE

CAPITOL MULTIMEDIA, INC.
CLIENT SERVER TECHNOLOGIES, INC.
200 BAKER AVENUE, SUITE 300
CONCORD, MA 01742


U.S. $_________                                           Dated: March 31, 1997
Principal Amount


        1. AMOUNT AND RATE. Capitol Multimedia, Inc., a Delaware orporation having its principal place of business at 200 Baker Avenue, Suite 300, Concord, MA 01742 ("Capitol"), and Client Server Technologies, Inc., a Massachusetts corporation whose principal office is at 270 Bridge Street, Dedham, MA 02026 ("CSTI") (collectively the "Obligors"), for value received, jointly and severally, hereby promise to pay to the order of _____________________ as a selling shareholder of CSTI (the "Selling Shareholder) the principal amount of____________________________Dollars, ($___________) in lawful money of the United States of America in immediately available funds on the date hereinafter specified. Except to the extent otherwise provided in the Share Purchase Agreement and subject to the conversion rights contained herein, the principal balance of this Convertible Promissory Note and Security Agreement (the "Note") shall be payable as follows: one payment of _____________________________Dollars (U.S. $_________) on December
31, 1998. This Note may be prepaid in whole or in part at any time without penalty and at a discount rate to maturity of fourteen percent (14%) per annum.

        2. CONVERSION RIGHTS. The Selling Shareholder shall have a conversion right with respect to the Note, which shall be the principal due on the Note on December 31, 1998 (the "Interest"), as follows:

                (a) Right to Convert. The Selling Shareholder may elect to convert its Interest, in whole or in part, into the right to receive common stock of Capitol (the "Common Stock") in full satisfaction of the amount payable by the Obligors with respect to the Interest so convertible, through and until the Selling Shareholder's Interest is repaid in full or converted in its entirety into shares of Common Stock. The Interest may be converted at the office of Capitol, or any transfer agent for such stock, into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Interest of the Selling Shareholder by the Conversion Price. The price at which shares of Common Stock shall be deliverable upon conversion of the Interest (the "Conversion Price") shall be three dollars ($3) per share of Common Stock.

                (b) MECHANICS OF CONVERSION. The Selling Shareholder wishing to convert his or her Interest into shares of the Common Stock of Capitol shall deliver, one month prior to the due date of the principal payment made in accordance with the terms of this Note, written notice to Capitol at such office where notice is required herein and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. Capitol shall, as soon as practicable thereafter, issue and deliver to the Selling Shareholder a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the last business day of 1998, or immediately prior to the close of business on the last business day of the quarter in relation to which a principal payment hereunder is due, as the case may be, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        3. LATE PAYMENTS. Upon the failure of the Obligors to make a payment of principal in accordance with the terms hereof, interest shall accrue on such principal amount due and outstanding at the rate of prime plus six percent (6%) per annum, compounded monthly, and shall be due and payable when the principal on which it accrues is paid. No interest shall accrue on any installment of the unpaid principal balance until the due date of such installment as provided herein.

        4. SHARE PURCHASE AGREEMENT. This Convertible Promissory Note is one of the Notes referred to in the Share Purchase Agreement dated March 31, 1997 between the Selling Shareholders and Obligors (the "Share Purchase Agreement"), and it evidences consideration provided by the Obligors to the Selling Shareholders thereunder. This Note is subject to all of the terms and conditions contained in the Share Purchase Agreement, which are incorporated herein by reference. Capitalized terms used in this Note shall, unless otherwise stated herein, have the respective meanings assigned to them in the Share Purchase Agreement.

        5. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon, and the benefits thereof shall inure to, the parties hereto and their respective permitted successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by Obligors without the prior written consent of the Selling Shareholder. Except with respect to a transfer to an affiliate or relative of the Selling Shareholder, notice of any transfer of this Note by a Selling Shareholder shall be given to Obligors within a reasonable time period after such transfer. Upon surrender of this Note at the office of the Obligors, the Obligors shall execute and deliver one or more replacement Notes in the name of the transferee(s).

        6. NO IMPLIED WAIVER. No delay or omission to exercise any right, power or remedy accruing to the Selling Shareholder upon any breach or default of Obligors under this Agreement shall impair any such right, power or remedy of the Selling Shareholder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default occurring thereafter, nor shall any waiver of any single breach or default be deemed a wavier of any other breach or default occurring theretofore or thereafter.

        7.      NO REGISTRATION. THIS CONVERTIBLE PROMISSORY NOTE AND

SECURITY AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

        8. SET-OFF. Any principal and accrued interest thereon due under the terms of this Note may be reduced or offset pursuant to the set-off provision contained in the Share Purchase Agreement.

        9. AMENDMENTS; WAIVERS. No amendments, modification or waiver of or consent with respect to, any provision of this Agreement, shall be effective unless the same shall be in writing and signed and delivered by the Selling Shareholder and Obligors. Any amendment, modification, waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        10. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid.

        11. NOTICES. Any notice which the Selling Shareholder or Obligors may be required or may desire to give to the other party under any provision of this Agreement shall be in writing by overnight delivery service, certified mail, telex or electronic facsimile transmission and shall be deemed to have been given or made when received and addressed as follows:

        To Obligors:

               Capitol Multimedia, Inc.
               200 Baker Avenue, Suite 300
               Concord, MA 01742
               Attn: President

      To the Selling Shareholder:

               -----------------------------

               -----------------------------


Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other parties.

        12. GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        13. HEADINGS AND SECTIONS. Captions, headings and the table of contents in this Agreement are for convenience only, and are not to be deemed part of this Agreement. Unless otherwise specified, references in this Agreement to Sections, Articles, Exhibits or Schedules are references to sections and articles of and exhibits and schedules to, this Agreement. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


Capitol:                            CAPITOL MULTIMEDIA, INC.
                                    a Delaware corporation



                                    By:
                                       ---------------------------------------
                                    Its:
                                        --------------------------------------




CSTI:                               CLIENT SERVER TECHNOLOGIES, Inc.
                                    a Massachusetts corporation



                                    By:
                                       ---------------------------------------
                                    Its:
                                        --------------------------------------


Selling Shareholder:
                                    ------------------------------------------

                                    ------------------------------------------

                                    EXHIBIT C
               CONVERTIBLE PROMISSORY NOTE AND SECURITY AGREEMENT

CAPITOL MULTIMEDIA, INC.
CLIENT SERVER TECHNOLOGIES, INC.
200 BAKER AVENUE, SUITE 300
CONCORD, MA 01742


U.S. $1,613,177                                            Dated: March 31, 1997
Principal Amount


        1. AMOUNT AND RATE. Capitol Multimedia, Inc., a Delaware corporation having its principal place of business at 200 Baker Avenue, Suite 300, Concord, MA 01742 ("Capitol"), and Client Server Technologies, Inc., a Massachusetts corporation whose principal office is at 270 Bridge Street, Dedham, MA 02026 ("CSTI") (collectively the "Obligors"), for value received, jointly and severally, hereby promise to pay to the order of Paul Carr as a majority selling shareholder of CSTI (the "Majority Shareholder"), the principal amount of One Million Six Hundred Thirteen Thousand One Hundred Seventy Seven United States Dollars (U.S. $1,613,177), in lawful money of the United States of America in immediately available funds on the dates hereinafter specified. Except to the extent otherwise provided in the Share Purchase Agreement and subject to the conversion rights contained herein, the principal balance of this Convertible Promissory Note and Security Agreement (the "Note") shall be payable as follows: one payment of Six Hundred Thirteen Thousand One Hundred Seventy Seven United States Dollars (U.S. $613,177) on December 31, 1998, and twelve
(12) equal payments of Eighty-Three Thousand Three Hundred Thirty-Three United States Dollars and Thirty-Three Cents (U.S. $83,333.33) on the first business day of April, 1999, and on the first business day of each successive quarter until the Note is paid in full.

        2. CONVERSION RIGHTS. The Majority Shareholder shall have a conversion right with respect to the portion of principal due on the Note on December 31, 1998 and any interest accrued thereon through the date of conversion (the "Interest"),as follows:

                (a) Right to Convert. The Majority Shareholder may elect to convert its Interest, in whole or in part, into the right to receive common stock of Capitol (the "Common Stock") in full satisfaction of the amount payable by the Obligors with respect to that portion of the Interest so convertible, through and until the Majority Shareholder's Interest is repaid in full or converted in its entirety into shares of Common Stock. The Interest may be converted at the office of Capitol, or any transfer agent for such stock, into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Interest of the Majority Shareholder by the Conversion Price. The price at which shares of Common Stock shall be deliverable upon conversion of the Interest (the "Conversion Price") shall be three dollars ($3) per share of Common Stock.

                (b) MECHANICS OF CONVERSION. The Majority Shareholder wishing to convert the Interest into shares of the Common Stock of Capitol shall deliver, one month prior to the due date of the principal payment made in accordance with the terms of this Note, written notice to Capitol at such office where notice is required herein and shall state therein the amount to be converted and the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. Capitol shall, as soon as practicable thereafter, issue and deliver to the Majority Shareholder a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the last business day of 1998, or immediately prior to the close of business on the last business day of the quarter in relation to which a principal payment hereunder is due, as the case may be, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        3. LATE PAYMENTS. Upon the failure of the Obligors to make a payment of principal in accordance with the terms hereof, interest shall accrue on such principal amount due and outstanding at the rate of prime plus six percent (6%) per annum, compounded monthly, and shall be due and payable when the principal on which it accrues is paid. No interest shall accrue on any installment of the unpaid principal balance until the due date of such installment as provided herein. Late Payments will be first applied to the accrued interest and then to the principal of the Note.

        4. EVENT OF DEFAULT. In the event the Obligors fail to make a payment of principal or interest in accordance with the terms hereof, and should the Obligors fail to remedy such failure for a period of one year following the due date of such principal and interest, Obligors will have the right to pay fifty percent (50%) of the principal amount and the interest accrued up to this point and defer the payment of the remainder of the principal for additional one year period. In the event the Obligors fail to make a payment of the remaining principal or interest two years following the original due date of the Note, and the Majority Shareholder may (a) exercise any remedies of a secured party under the Massachusetts Uniform Commercial Code; and (b) exercise any other remedies available to it at law or equity.

        5.      SECURITY INTEREST.

                (a) DEFINITIONS. In addition to any terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement (such definitions being equally applicable to the singular and plural forms of the defined term):

                        (1) "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person; provided, however, that neither party to this Agreement shall be deemed to be an Affiliate of the other party.

                        (2) "Collateral" refers to the following: (a) any right, title and interest in and to computer software developed by CSTI with improvements and enhancements added hereafter, and (b) the names and addresses of CSTI's past or present customers. "Collateral" does not include: (i) computer software hereafter developed or acquired by CSTI or Capitol that represents product functionality that is not in the CSTI computer software as of the date first written above including without limitation interfaces which may hereafter be developed to the current CSTI software; (ii) any plans or processes relating to the production, sale and distribution of the Collateral; (iii) any computer software or other products that incorporate or utilize any element of the Collateral pursuant to any license agreements whether now owned or hereafter acquired; or (iv) the proceeds, income or royalties attributable to such computer software prior to an Event of Default (as defined herein).

                        (3) "Financing Statements" shall mean the form of financing statements as shall be necessary to perfect, upon filing, a security interest in the Collateral in each jurisdiction in which such Collateral is located or in which a filing is required under the UCC to perfect such security interest.

                        (4) "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Massachusetts, as amended from time to time, and any successor statute; PROVIDED that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code, or other applicable statute, law or provision relating to the perfection or the effect of perfection or non-perfection of any such security interest, as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code or such other statute, law or provision as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or the effect of perfection or non-perfection.

                (b) GRANT OF SECURITY INTEREST. The Obligors hereby grant to Secured Party a continuing security interest in and to all right, title and interest of CSTI or Capitol in the Collateral, provided that CSTI held such right, title and interest to the Collateral as of the Closing (as defined in the Share Purchase Agreement), to secure payment and performance of the obligations under this Agreement. Anything herein to the contrary notwithstanding: CSTI and its successors shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed.

                (c) WAIVERS. The Obligors waive any right to require the Majority Shareholder to proceed against any person or to exhaust any Collateral or to pursue any remedy available to the Majority Shareholder. The Obligors waive any defenses they may have arising from the Majority Shareholder's failure to perfect or maintain a perfected security interest in the Collateral.

                (d) TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL. Upon payment in full of the Obligations, the security interest created hereby shall terminate. Upon such termination of the security interest or release of any Collateral, the Majority Shareholder will execute and deliver to the Obligors such documents as the Obligors shall reasonably request to evidence the termination of the security interest or the release of such Collateral which has not yet theretofore been sold or otherwise applied or released. Such release shall be without warranty or recourse to Secured Party, except as to the absence of any prior assignments by Secured Party on behalf of its interest in the Collateral, as the case may be.

                (e). CHANGE OF CONTROL. Obligors can sell the Collateral to another party ("Purchaser") provided that the Purchaser assumes the obligations under this Note with the Secured Party's consent or that this Note shall become due and payable at the time of the sale.

        6. SHARE PURCHASE AGREEMENT. This Convertible Promissory Note and Security Agreement is one of the Notes referred to in the Share Purchase Agreement dated March 31, 1997 between the Selling Shareholders and Obligors (the "Share Purchase Agreement"), and it evidences consideration provided by the Obligors to the Selling Shareholders thereunder. This Note is subject to all of the terms and conditions contained in the Share Purchase Agreement, which are incorporated herein by reference. Capitalized terms used in this Note shall, unless otherwise stated herein, have the respective meanings assigned to them in the Share Purchase Agreement.

        7. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon, and the benefits thereof shall inure to, the parties hereto and their respective permitted successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by Obligors without the prior written consent of Secured Party. Except with respect to a transfer to an affiliate or relative of the Selling Shareholder, notice of any transfer of this Note by a Selling Shareholder shall be given to Obligors within a reasonable time period after such transfer. Upon surrender of this Note at the office of the Obligors, the Obligors shall execute and deliver one or more replacement Notes in the name of the transferee(s).

        8. NO IMPLIED WAIVER. No delay or omission to exercise any right, power or remedy accruing to Secured Party upon any breach or default of Obligors under this Agreement shall impair any such right, power or remedy of Secured Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default occurring thereafter, nor shall any waiver of any single breach or default be deemed a wavier of any other breach or default occurring theretofore or thereafter.

        9. NO REGISTRATION. THIS CONVERTIBLE PROMISSORY NOTE AND SECURITY AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.






        10. SET-OFF. Any principal and accrued interest thereon due under the terms of this Note may be reduced or offset pursuant to the set-off provision contained in the Share Purchase Agreement.

        11. AMENDMENTS; WAIVERS. No amendments, modification or waiver of or consent with respect to, any provision of this Agreement, shall be effective unless the same shall be in writing and signed and delivered by Secured Party and Obligors. Any amendment, modification, waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        12. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid.

        13. NOTICES. Any notice which Secured Party or Obligors may be required or may desire to give to the other party under any provision of this Agreement shall be in writing by overnight delivery service, certified mail, telex or electronic facsimile transmission and shall be deemed to have been given or made when received and addressed as follows:

       To Obligors:

               Capitol Multimedia, Inc.
               200 Baker Avenue, Suite 300
               Concord, MA 01742
               Attn: President

       To Secured Party:
               Paul Carr
               2 Monadnock Road
               Wellesley, MA 02181

Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other parties.

        14. GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        15. HEADINGS AND SECTIONS. Captions, headings and the table of contents in this

Agreement are for convenience only, and are not to be deemed part of this Agreement. Unless otherwise specified, references in this Agreement to Sections, Articles, Exhibits or Schedules are references to sections and articles of and exhibits and schedules to, this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Capitol:                            CAPITOL MULTIMEDIA, INC.
                                    a Delaware corporation



                                    By: /s/ Luda Kopokina
                                       ---------------------------------------

                                    Its: President




CSTI:                               CLIENT SERVER TECHNOLOGIES, Inc.
                                    a Massachusetts corporation



                                    By: /s/ Paul Carr
                                        --------------------------------------
                                    Its: President


Secured Party:

                                    /s/ Paul Carr
                                    ------------------------------------------
                                    Paul Carr

                                    EXHIBIT D


                              EMPLOYMENT AGREEMENT
                              --------------------


        THIS EMPLOYMENT AGREEMENT is made as of the 31 day of March, 1997, by and between Capitol Multimedia, Inc., a Delaware corporation ("Employer" or " Company"), and Paul Carr ("Employee").

                                   WITNESSETH
                                   ----------

        WHEREAS, Employee and the Company desire to embody in this Agreement the terms and conditions under which Employee shall be employed;

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company, intending to be legally bound hereby, AGREE AS FOLLOWS:


        1.      EMPLOYMENT, DUTIES AND RESPONSIBILITIES OF EMPLOYEE
                ---------------------------------------------------

        (a) DUTIES OF EMPLOYEE. As President of CSTI Employee is hereby assigned all normal duties and responsibilities with regard to the management of the business acquired from Client Server Technologies, Inc. ("CSTI") including but not limited to the following: revenue projections and budget preparation for approval by the President of Employer and, if necessary, by the Board of Directors, management of sales of the Company's products and services to satisfy revenue projections, operation within approved budgets, management of all customer projects to successful completion and acceptance by customers. The Employee shall at all times be subject to the direction of the President of the Employer and/or its designated representative or representatives, support the President in strategic development and expansion of the business and in all respects use his best efforts to further enhance and develop the Company's business, affairs, interests, welfare and value. The position and duties of the Employee may change during the Term of this Agreement.

        (b) FULL TIME AND ATTENTION. Employee shall not, without prior written consent of the Employer, render services of a business, commercial, or professional nature to any other person or organization or take on responsibilities that would otherwise materially interfere in any way with the Employee's obligations under this Agreement.

        2.      TERM OF AGREEMENT

        The term of this agreement shall be approximately three years, commencing on the effective date of the Agreement as written above and terminating on March 31, 2000.

        (a) TERMINATION BY THE COMPANY FOR CAUSE. The foregoing notwithstanding, the Employer may terminate this Agreement prior to the expiration of the Term by sending Employee written notice of such termination for Cause. The date of such notice shall be the date of Employee's termination. If the Company terminates Employee's employment for Cause, Employee shall not receive any pay or benefits described herein. For purposes of this Agreement, "Cause" shall include but is not limited to the following: (1) dishonesty or fraud resulting in injury to the business of the Company; (2) embezzlement or theft of assets of the Company; (3)negligence in performing his duties under this Agreement; (4) conviction for a felony resulting in damage to the business of the Company or its Affiliates; or (5) activities which constitutes a serious conflict of interest to the Employer.

Employee may be terminated for Cause only by the affirmative vote of a majority of the Board of Directors, provided that Employee shall have at least ten days written notice of the meeting at which the Board of Directors will consider such Employee's termination and will be afforded the opportunity to address the Board of Directors and present evidence regarding the absence of cause.

        (b) TERMINATION BY THE COMPANY OR EMPLOYEE WITHOUT CAUSE. The foregoing notwithstanding, the Company may terminate this Agreement without cause effective upon twelve months written notice to the Employee. The Employee will be entitled to severance payments in the amount of his salary during these twelve months. The Employee may terminate his employment with the Company with not less than 30 days written notice. Upon the termination of employment under this subparagraph by either Employee or Company, all wages and benefits to which Employee would otherwise be entitled shall terminate.

        (c) DEATH. This Agreement shall terminate upon the death or disability of Employee for a period of not less than ninety (90) days. Any compensation payable pursuant to this Agreement from and after Employee's death shall be paid to Employee's estate or one or more beneficiaries as designated in writing by Employee.

        (d) DELIVERY OF MATERIAL. Employee agrees that upon the termination of this Agreement, he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in his possession or under his control.

        (e) RENEWAL. In case the Company decides not to enter into a similar agreement with the Employee after the expiration of the Term of this Agreement, the Company will notify the Employee no later than six months before the expiration date of the Term of this Agreement.

        (f) OTHER TERMINATION. This Agreement will terminate in case the Employee acquires the rights to software from Capitol through the enforcement of the security interest referred to in the Secured Promissory Note between the Company and the Employee dated March 31, 1997. Provisions of Sections 4,5 and 6 of this Agreement will survive such termination to the extent they apply to the business of the Company other than the business acquired by the Employee through the enforcement of the security interest.

        3.      COMPENSATION OF EMPLOYEE

        As compensation and consideration for the performance by Employee of his obligations under this Agreement, Employee shall be entitled to the following:

        (a) BASE SALARY. In compensation for services rendered pursuant to this Agreement, the Employee shall receive a first year annual salary of One Hundred Eighty Five Thousand Dollars ($185,000) (the "Base Salary"). The Base Salary shall be payable in regular bi-weekly intervals, and shall be subject to such withholding and other normal employee deductions as may be required by law. The Employee shall be eligible for merit base salary increases annually to be determined by the President of the Company and approved by the Compensation Committee of the Board of Directors of the Company upon meeting standards agreed upon with the President for such merit increases.

        (b) BENEFITS. Employee shall be eligible to participate during the Term in such life insurance, health, disability and major medical insurance benefits, pension, and such other employee benefit plans and programs for the benefit of the employees of the Company, as may be maintained from time to time, in each case to the extent and in the manner available to other employees of the Company, and subject to the terms and provisions of such plan or programs. The level of benefits to which Employee shall be entitled, if determined by the level of Employee's annual compensation, shall include for purposes of such calculation any performance bonus payments to be made to Employee pursuant to paragraph (c) below.

        (c) ANNUAL BONUS. The Employee shall be eligible for an annual bonus to be determined by the President of the Company and approved by the Compensation Committee of the Board of Directors of the Company.

        (d)     VACATIONS AND HOLIDAYS.

                A. The Employee shall be entitled to four weeks paid vacation and two weeks paid sick leave during the year of his employment under the Agreement.

                B. Employee shall be entitled to all holidays applicable to all other company employees.

        (e) NON-QUALIFIED STOCK OPTIONS. The Company shall grant options to the Employee, pursuant to the Company's Employee Stock Option Plan, for the purchase of 250,000 shares of common stock at a per share price equal to $1.00 per share. These options shall vest on the last day of the Term of this Agreement and shall expire three years from the vesting date. In the event of Termination by the Company without cause, these options will vest on the date of the termination and the Employee will have 60 days to exercise the options.

        4.      CONFIDENTIALITY

        (a) CONFIDENTIALITY. Employee acknowledges that during the course of his employment with the Company he will, from time to time, be invested with confidential information relating to the business practices, products, product plans, development ideas and schedules and other confidential and proprietary information regarding the Company. Employee hereby agrees to keep all such information confidential. Employee also agrees that he will not, except as required in the conduct of Company business, or as authorized in writing by the Company, publish, disclose or make use of any such information or knowledge unless and until such information or knowledge shall have ceased to be secret or confidential without his fault.

        (b) EXCLUSIVE PROPERTY. All business records, papers and other documents kept or made by Employee relating to the business of the Company or an Associated Company shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into his possession concerning the business or affairs of the Company or an Associated Company other than personal notes or correspondence of Employee not containing proprietary information relating to such business or affairs.

        (c) INVENTIONS, RIGHTS TO IMPROVEMENTS. Employee hereby sells, transfers and assigns to the Company any right, title and interest in any and all inventions, improvements, discoveries, and ideas (whether or not patentable or copyrightable) (collectively the "Intellectual Property") which Employee may make or conceive during the term of this Agreement, and which relate to or are applicable to any phase of the Company's business. Employee hereby agrees to communicate promptly and disclose to the Company all information, details and data pertaining to the aforementioned Intellectual Property and to execute any document and do any act reasonably necessary to perform Employee's duties under this Section 6(c). Employee also affirms that if any such Intellectual Property shall be deemed confidential by the Company, he will not disclose any such Intellectual Property without prior written authorization from a majority of the members of the Company's Board of Directors.

        (d) SURVIVAL OF SECTION. The provisions of this Section 4 shall survive the termination of this Agreement for any reason whatsoever except termination under Section 2 (f).

        5.      EXCLUSIVITY / NON-COMPETITION

        (a) EXCLUSIVITY / NON COMPETING EMPLOYMENT. The Employee agrees that for a period of twelve months subsequent to his termination of employment for any reason other than non-renewal of this Agreement after the Term, he will not compete directly or be employed in any way by individuals, companies, interests or entities that compete directly with the Company. The Employee also acknowledges that for twelve months subsequent to his termination of employment for any reason other than non-renewal of this Agreement, that he will not utilize the Company's customer lists for any business related purpose.

        (b) NO INTERFERENCE. During the twelve months subsequent to his termination, Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization which is engaged in marketing or selling a product or products similar to any product sold by the Company, intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with any person who is employed by the Company, or any person or entity who is, or was within the most recent twelve-month period, a customer or client of the Company.

        (c) STOCK OWNERSHIP. Nothing in this Agreement shall prohibit Employee from acquiring or holding any securities of any company listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc., provided that at any time during the six months subsequent to his termination Employee and members of his immediate family do not own more than five percent (5%) of any voting securities of any company engaged in the same type of business of the Company.

        (d) SURVIVAL OF SECTION. The provisions of this Section 5 shall survive the termination of this Agreement except termination under Section 2
(f).

        6.      REMEDIES

        (a) SPECIFIC PERFORMANCE. Employee hereby acknowledges that a breach of Sections 4 or 5 of this Agreement may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such a breach, and that in the event of such a breach or threat thereof the Company shall be entitled to obtain a temporary restraining order, a preliminary injunction, and a permanent injunction restraining Employee from engaging in activities prohibited by this Agreement. Employee further acknowledges that in the event of such a breach or threat thereof the Company shall be entitled to obtain such other or further relief as may be required to specifically enforce any of the covenants of this Agreement. Employee hereby agrees and consents that such injunctive or other relief may be sought ex parte in any state or federal court in the

Commonwealth of Massachusetts or in the state and county in which such violation may occur or in any other court having jurisdiction, at the election of the Company. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

        (b) SUSPENSION OF PAYMENTS. Employee hereby acknowledges that should a breach of Sections 4 or 5 of this Agreement be adjudicated, the Company shall be entitled to offset against payments otherwise due Employee hereunder and under the Promissory Note between Company and CSTI shareholders dated March 31, 1997, any damages incurred by the Company with respect to such breach.

        (c) REMEDIES NOT EXCLUSIVE. The remedies of this Section shall be cumulative and not exclusive, and shall be in addition to any other remedy which the Company may have.

        (d) SURVIVAL OF REMEDIES. This Section 6 shall survive the termination of this Agreement for any reason whatsoever except termination under
Section 2 (f).

        7.      NOTICES

        All notices given hereunder shall be in writing and shall be deemed delivered when served personally or on the third business day after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:


If to the Company:
               Capitol Multimedia, Inc.
               200 Baker Avenue, Suite 300
               Concord, MA  01742
               Attention:  CEO
               Telecopier: (508) 287-4222

If to Employee:
               Paul Carr
               2 Monadnock Road
               Wellesley, MA 02181

        Any party may change its address for notices by communicating its new address in writing to the other party.

        8.      MISCELLANEOUS

        (a) AGREEMENT IS NON-ASSIGNABLE. This Agreement is a personal service contract and shall not be assignable by Employee or by the Company, except that the Company may assign this Agreement to a Person which succeeds to the Company's rights and liabilities by merger, sale of assets as a going concern, or consolidation with the Company.

        (b) BINDING EFFECT. All rights and obligations and agreements of the parties under this Agreement shall be binding upon and enforceable against, and inure to the benefit of the parties and their personal representatives, heirs, legatees and devises, and any Person succeeding by operation of law to their rights under this Agreement, except that such personal representatives, heirs, legatees, devises and other persons shall have no obligation to perform Employee's duties described in Section 1 hereof.

        (c) REPRESENTATIONS. Employee and the Company each represent and warrant that there are no restrictions, agreements or limitations on their rights or ability to enter into and perform the terms of this Agreement.

        (d) FURTHER ASSURANCES. Employee and the Company, as the case may be, shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the terms or conditions of this Agreement or as may be consistent with the intent and purpose of this Agreement.

        (e) RIGHTS OF THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

        (f) EFFECT OF WAIVER. A waiver of, or failure to exercise, any rights provided for in this Agreement, in any respect, shall not be deemed a waiver of any further or future rights hereunder. Except for rights which must be exercised within a specified time period under this Agreement, no rights herein shall be considered as waived, whether intentionally or not, unless waived in a writing signed by the party to be charged with the waiver.

        (g) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Massachusetts applicable to contracts made and performed in that jurisdiction, without regard to the principles of conflicts of laws.

        (h) AMENDMENTS. This Agreement may not be changed or amended orally, but only by an agreement in writing signed by all parties hereto.

        (i) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

        (j) SEVERABILITY. If a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, then:

                (1) the remaining terms and provisions hereof shall be unimpaired, and

                (2) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

        (k) CAPTIONS. The captions to the Sections contained in this Agreement are for reference only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provision of this Agreement.

        (l) ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, oral or written, between the parties hereto with respect to the employment of Employee by the Company. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and the parties shall not be bound by any terms, conditions, statements, covenants, representations or warranties, oral or written, not herein contained.

        IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the date first written above.



Capitol Multimedia, Inc.,
a Delaware corporation


By: /s/ Luda Kopokina                        /s/ Paul Carr
    ---------------------------------        --------------------------------
                                             Paul Carr
Its: President


                                    SCHEDULE 3.3(A) UNAUDITED INCOME STATEMENT AND BALANCE SHEET
====================================================================================================================================
    3/28/97 10:39              INTERNAL FS     Jan thru     April thru      July thru   October thru    Calendar        Jan. thru
------------------------------------------------------------------------------------------------------------------------------------
                                  Dec-95         March         June         September     December       Jan-96          Feb-97
------------------------------------------------------------------------------------------------------------------------------------
                                   YTD           1996          1996           1996          1996        to Dec 96         1997
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
43  PROJECTS- SALES            2,627,799.72    540,565.36    664,429.04     603,959.61    435,597.17    2,244,551.18     221,889.58
------------------------------------------------------------------------------------------------------------------------------------
44  C0NSULTING- SALES            964,467.02     95,160.25    116,037.78     160,197.01    203,173.13      574,568.17     162,769.74
------------------------------------------------------------------------------------------------------------------------------------
48  CUSTOMER SUPPORT             685,262.92    173,824.25    173,452.89      90,008.00    157,260.75      594,545.89     116,248.00
------------------------------------------------------------------------------------------------------------------------------------
49  WEST - SALES                  65,387.40     21,364.40     69,910.86      58,692.39     79,720.98      229,688.63      42,863.75
------------------------------------------------------------------------------------------------------------------------------------
     TOTAL REVENUE             4,342,917.06    830,914.26  1,023,830.57     912,857.01    875,752.03    3,643,353.87     543,771.07
     -------------             ============    ==========  ============     ==========    ==========    ============     ==========
====================================================================================================================================
     COST OF SALES
------------------------------------------------------------------------------------------------------------------------------------
53  Subcontractor Fees           103,952.35      1,230.00     29,237.00      40,305.00     26,829.00       97,601.00      11,707.50
------------------------------------------------------------------------------------------------------------------------------------
59  NB - Customer Expenses        14,684.42      5,762.18        482.29         637.93        393.75        7,276.15         349.29
------------------------------------------------------------------------------------------------------------------------------------
50  Salaries and Wages         1,136,212.07    219,541.82    212,643.76     198,256.75    217,670.20      848,112.53     148,064.26
------------------------------------------------------------------------------------------------------------------------------------
    Staff Additions                                    --            --             --            --                             --
------------------------------------------------------------------------------------------------------------------------------------
99  CMI Synergies                        --            --            --             --            --              --             --
------------------------------------------------------------------------------------------------------------------------------------
57  Bonus And Incentives         241,665.08     21,333.69     24,970.23      27,573.20     28,324.27      102,201.39      13,831.76
------------------------------------------------------------------------------------------------------------------------------------
51  BENEFITS                     206,915.79     41,133.12     37,467.20      32,062.15     21,294.30      131,956.77      18,121.48
------------------------------------------------------------------------------------------------------------------------------------
58  InterDept. Labor             268,699.75     20,256.25     32,812.50      59,185.00     63,262.50      175,516.25      45,333.75
------------------------------------------------------------------------------------------------------------------------------------
    Deprec. And Amort.                   --            --            --             --            --              --            --
------------------------------------------------------------------------------------------------------------------------------------

    TOTAL COST OF SALES        1,972,129.46    309,257.06    337,612.98     358,020.03    357,774.02    1,362,664.09     237,408.04
                               ============    ==========  ============     ==========    ==========    ============     ==========
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
    RESEARCH & DEV.
    --------------
------------------------------------------------------------------------------------------------------------------------------------
453 Subcontractor Fees            24,168.00      3,000.00      6,060.00             --            --        9,060.00             --
------------------------------------------------------------------------------------------------------------------------------------
450 Salaries and Wages           609,074.65    185,834.30    167,018.77     173,283.23    172,785.01      698,921.31     113,573.34
------------------------------------------------------------------------------------------------------------------------------------
    Staff Additions                                    --            --             --            --                             --
------------------------------------------------------------------------------------------------------------------------------------
499 CMI Synergies                        --            --            --             --            --              --             --
------------------------------------------------------------------------------------------------------------------------------------
457 Bonus And Incentives         (10,307.30)     3,331.32     10,014.51      10,779.53      8,303.93       32,429.29       5,132.93
------------------------------------------------------------------------------------------------------------------------------------
451 Benefits                      80,220.45     28,432.75     24,457.62      24,999.58     18,008.29       95,898.24      13,400.94
------------------------------------------------------------------------------------------------------------------------------------
458 lnterDept. Labor            (263,943.75)   (17,027.50)   (24,333.75)    (54,197.50)   (48,807.50     (144,366.25)    (43,102.50)
------------------------------------------------------------------------------------------------------------------------------------
    Research & Development       439,212.05    203,570.87    183,217.15     154,864.84    150,289.73      691,942.59      89,004.71
                               ============    ==========  ============     ==========    ==========    ============     ==========
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
    GROSS MARGIN               1,931,575.55    318,086.33    503,000.44     399,972.14    367,688.28    1,588,747.19     217,358.32
    ------------               ============    ==========    ==========     ==========    ==========    ============     ==========
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================


                                    SCHEDULE 3.3(A) UNAUDITED INCOME STATEMENT AND BALANCE SHEET
====================================================================================================================================
    3/28/97 10:39                 INTERNAL FS   Jan thru     April thru      July thru    October thru     Calendar       Jan. thru
------------------------------------------------------------------------------------------------------------------------------------
                                    Dec-95        March         June         September     December        Jan-96          Feb-97
------------------------------------------------------------------------------------------------------------------------------------
                                     YTD          1996          1996           1996          1996         to Dec 96         1997
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
50   Salaries and Wages          341,723.66    114,557.27    117,757.27     120,507.28    130,251.46      483,073.28      87,651.00
------------------------------------------------------------------------------------------------------------------------------------
     Staff Additions                                   --            --             --            --                             --
------------------------------------------------------------------------------------------------------------------------------------
51   Benefits                     72,213.60     42,572.74     13,513.99      16,546.70      5,891.27       78,524.70      30,020.19
------------------------------------------------------------------------------------------------------------------------------------
53   Professional Fees            14,778.16            --     22,803.26      14,814.18      4,141.89       41,759.33        3,174.27
------------------------------------------------------------------------------------------------------------------------------------
54   Advertising & Promo          84,282.48      7,572.91      7,995.17      13,179.60     14,630.10       43,377.78      11,175.35
------------------------------------------------------------------------------------------------------------------------------------
55   Facility costs Mass         219,431.24     32,109.41     58,524.18      58,535.17     72,757.34      221,926.10      44,915.34
------------------------------------------------------------------------------------------------------------------------------------
56   Facility costs west          32,884.21      8,237.66      9,561.84      10,068.79      9,093.57       36,961.86       6,621.96
------------------------------------------------------------------------------------------------------------------------------------
57   Bonus And Incentives         22,465.99     10,340.67     15,893.03      24,908.60     14,888.30       66,030.60       7,384.85
------------------------------------------------------------------------------------------------------------------------------------
58   InterDept. Labor             (4,756.00)    (3,228.75)    (8,478.75)     (4,987.50)   (14,455.00)     (31,150.00)     (2,231.25)
------------------------------------------------------------------------------------------------------------------------------------
59   NB - Customer Expenses           14.73            --            --             --        113.48          113.48             --
------------------------------------------------------------------------------------------------------------------------------------
62   Equipment Maintenance        10,239.88      6,658.45      2,640.63       7,453.69      8,938.31       25,691.08       3,415.90
------------------------------------------------------------------------------------------------------------------------------------
63   Travel & Entertainment       62,665.14      4,952.58      7,002.91      15,514.63      7,992.12       35,462.24       4,693.92
------------------------------------------------------------------------------------------------------------------------------------
64   Insurance                     6,182.75      3,513.79      4,476.34       1,485.66        154.32        9,630.11             --
------------------------------------------------------------------------------------------------------------------------------------
65   Supplies                     28,003.79        995.59      5,306.90       5,289.37      7,217.73       18,809.59       3,907.09
------------------------------------------------------------------------------------------------------------------------------------
66   Postage & Freight             9,668.55      1,973.66      3,139.05       2,652.97      2,794.44       10,560.12       1,372.51
------------------------------------------------------------------------------------------------------------------------------------
68   Deprec. And Amort.          172,450.00     43,050.00     43,050.00      43,050.00     43,050.00      172,200.00      28,700.00
------------------------------------------------------------------------------------------------------------------------------------
69   Other Expenses               22,664.37     32,163.32      8,387.18       3,672.95     23,144.73       67,368.18      16,900.38
------------------------------------------------------------------------------------------------------------------------------------
80   Bad Debt Expense            135,300.00      9,000.00      3,000.00             --            --       12,000.00             --
------------------------------------------------------------------------------------------------------------------------------------
                               1,230,212.55    314,469.30    314,573.00     332,692.09    330,604.06    1,292,338.45     247,701.51
                               ============    ==========    ==========     ==========    ==========    ============     ==========
------------------------------------------------------------------------------------------------------------------------------------
     OTHER
     -----
------------------------------------------------------------------------------------------------------------------------------------
75   Interest Income             (4,386.16)     (6,432.46)    (5,489.59)     (7,525.89)    (4,969.45)     (24,417.39)     (1,553.24)
------------------------------------------------------------------------------------------------------------------------------------
969  Other Income               (26,941.45)    (49,841.73)       (75.00)    (13,169.89)            --     (63,086.62)            --
------------------------------------------------------------------------------------------------------------------------------------
70   Interest Expense            28,364.85             --            --             --             --             --             --
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
                                 (2,962.76)    (56,274.19)    (5,564.59)    (20,695.78)    (4,969.45)     (87,504.01)     (1,553.24)
                              ============     ==========    ==========     ==========    ==========    ============     ==========
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
                                704,325.76      59,891.22    193,992.03      87,975.83     42,053.67      383,912.75     (28,789.95)
                              ============     ==========    ==========     ==========    ==========    ============     ==========
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
90   Income Tax                    (998.82)     23,697.68        228.00       2,960.78        169.32       27,055.78          37.66
                              ============                                                              ============
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
     NET INCOME                 705,324.58      36,193.54    193,764.03      85,015.05     41,884.35      356,856.97     (28,827.61)
                              ============     ==========    ==========     ==========    ==========    ============     ==========
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================

                                    Page 2


                  Schedule 3.3(a) Unaudited Income Statement and balance Sheet

--------------------------------------------------------------------------------------------------
                               Dec-95       Mar-96     Jun-96       Sep-96      Dec-96     Feb-97
--------------------------------------------------------------------------------------------------
11   CASH                      480,481     570,782     371,909     217,183     300,284     339,292
--------------------------------------------------------------------------------------------------
12   AR                        319,101     133,120     344,284     538,464     422,073     383,720
--------------------------------------------------------------------------------------------------
11   PREPAID EXPENSES           34,757      61,257      61,257      61,257      71,257      71,257
--------------------------------------------------------------------------------------------------
15   FIXED ASSETS              783,814     801,903     813,954     831,972     854,275     876,683
--------------------------------------------------------------------------------------------------
16   ACCUM DEPR               (182,190)   (216,240)   (250,290)   (284,340)   (318,390)   (341,090)
--------------------------------------------------------------------------------------------------
     NET FIXED ASSETS          601,624     585,663     563,664     547,632     535,885     535,593
--------------------------------------------------------------------------------------------------
18   INTELLECTUAL              537,881     537,881     537,881     S37,881     537,881     537,881
--------------------------------------------------------------------------------------------------
18   ORG COSTS                   2,434       2,434       2,434       2,434       2,434       2,434
--------------------------------------------------------------------------------------------------
18   ACCUM AMORT               (56,837)   (65,.837)    (74,837)    (83,837)    (92,837)    (98,837)
--------------------------------------------------------------------------------------------------
     NET                       483,478     474,478     465,478     456,478     447,478     441,478
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
     TOTAL ASSETS            1,919,441   1,825,300   1,806,592   l,821,014    1,776,977  1,771,340
                             ---------   ---------   ---------    --------    ---------  ---------
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
20   PAYABLES                   15,891      60,208      84,480     125,641       40,752     63,943
--------------------------------------------------------------------------------------------------
21   ACCRUALS                   30,817      27,812      27,817      28,793       27,761     27,761
--------------------------------------------------------------------------------------------------
24   OTHER CURR. LIAB.               -           -           -                        -
--------------------------------------------------------------------------------------------------
27   LONG TERM DEBT             32,303           -           -                        -
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
    TOTAL LIABILITIES           79,011      88,020     112,297     154,434       68,513     91,704
                                ------      ------     -------     -------       ------     ------
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
    EQUITY
--------------------------------------------------------------------------------------------------
30  COMMON STOCK                (1,870)     (1,870)     (1,870)     (1,870)      (1,870)    (1,870)
--------------------------------------------------------------------------------------------------
31  ADDITION PI                761,141     761,141     761,141     761,141      761,141    761,141
--------------------------------------------------------------------------------------------------
32  TREASURY STOCK              (1,472)     (7,739)     (7,739)     (7,739)      (7,739)    (7,739)
--------------------------------------------------------------------------------------------------
33  RETAINED EARNINGS        1,480,476   1,516,670   1,710,434   1,795,449    1,837,333  1,495,514
--------------------------------------------------------------------------------------------------
39  CAPITAL DISTRIBUTION      (397,845)   (530,922)   (767,671)   (880,401)    (880,401)  (567,410)
--------------------------------------------------------------------------------------------------
    TOTAL EQUITY             1,840,430   1,737,280   1,694,295   1,666,580    1,708,464  1,679,636
                             ---------   ---------   ---------   ---------    ---------  ---------
--------------------------------------------------------------------------------------------------
    TOTAL LIAB & EQUITY      1,919,441   1,825,300   1,806,592   1,821,014    1,776,977  1,771,340
                             ---------   ---------   ---------   ---------    ---------  ---------
--------------------------------------------------------------------------------------------------


                                  SCHEDULE 3.4
                                 CERTAIN CHANGES
                                 ---------------

        CHANGE                                        NEW SALARY
        ------                                        ----------

Planned increase in salary                            $155,000/year
for D. Sheflin
      starting 3/1/97

Planned increase in salary                            $140,000/year
for K. Cole
      starting 3/1/97

With regard to Section 3.4 of the agreement. The following stock sales have taken place within the list month.

SHAREHOLDER                          SHARES

Brice Buchanan                       1,000
John Kilray                          3,000
Brad Gates                           3,000
Linda Duncan                         2,000
Rich Heier                           3,000
John Bean                            3,000

The stock was sold at $.80 per share. The proceeds from the above sales ($12,000) will be retained by CSTI and therefore will be added to the initial payment of $1,250,000 distributed at closing.

Stock was purchased from the following shareholders.

SHAREHOLDER                          SHARES
John Giles                            94,010
Armand Brunelle                       21,750

Stock was purchased at $1.14 per share. CSTI funds were used to purchase this stock. The disbursement ($131,966) will be subtracted from the initial payment of $1,250,000 distributed at closing.

Options are also being exercised at closing.

SHAREHOLDER                          SHARES
Paul Carr                            256,309
Richard Sheflin                      110,012
Kenneth Bloom                         40,119
Brice Buchanan                        15,000
YuSang Kwan                           15,000
Kenneth Cole                          25,000
Brian Moran                           10,750


The option price is $.10 per share. The proceeds from the exercised options ($47,219) will be retained by CSTI and therefore will be added to the initial payment of $1,250,000 distributed at closing.


                                  SCHEDULE 3.7
                           CSTI DISCLOSED LIABILITIES
                           --------------------------





Liability                                                    Amount
---------                                                    ------

License fees for graphical user interface                 $180,000.00
developed for Honeywell
    (the following letter dated 12/29/92)


                                                                      [LOGO]BOSS
                                                                         SYSTEMS


December 29, 1992


Mr. Ed Rivers                                              Prospect Place
Director of Logistics                                      XXXXXXX Avenue
Honeywell Industrial Automotion Controls                   Waltham, MA 02134
Phoeniz, AZ                                                (617) 622-1445
                                                           Fax (617) 622-1422



Dear Ed:

In enjoyed our meeting. I hope you and Rich found it worthwhile. The purpose of this letter is to document my proposal concerning the development of the graphical user interface facility.

Honeywell will fund the development effort. Ross systems will complete all development activities. Honeywell will receive an unrestricted, paid up, license to use the software on all current and future installations of the distribution products.

Ross Systems will market this product as an optional module to existing and future customers. Honeywell will receive a royalty of 40% on all future sales of the graphical user interface facility until Honeywell's original investment is re-couped.

Ed, this is an exciting project for Ross Systems. It adds value to our product and allows us to extend our strategic relationship with Honeywell. Please call me if you have questions on the above, or if there is additional assistance I can provide. Have a happy holiday.


Sincerely,



/s/ Paul Carr
----------------------------------
Paul Carr
President
Logistics Products Division
Ross Systems Incorporated


                                  SCHEDULE 3.11
                              INTELLECTUAL PROPERTY
                              ---------------------


Technology License Agreement from Plan Paradigms, Inc. dated March 15, 1994 for use of the Planning Technology.


Distribution Agreements                     Date
-----------------------                     ----

A)  C/A Ingress                            9/11/95

B)  Oracle                                  5/3/94

C)  Cognos                                10/31/95

D)  Business Forecast Systems



Distribution Agreement with the Orion Group under negotiation.

                         CLIENT SERVER TECHNOLOGY, INC.
                              REAL PROPERTY LEASES
                                  SCHEDULE 3.12
                                 MARCH 31, 1997


 1.   Lease of Offices located at 270 Bridge Street, Dedham, MA 02026
         a.  Term - October 1, 1996 through September 30, 1999
         b.  Annual Base Rent
             * 11/1/96-9/30/97 - $100,567.50
             * 10/1/97-9/30/98 - $117,660.00
             * 10/1/98-9/30/99 - $121,635.00


 2.   Lease of Offices located at 5445 DTC Parkway, Englewood, CO 80111
         a.  Term - 7/1/95 - 6 month renewal term
         b.  Annual Base Rent - $8,400


 3. Rent of Offices located at 13896 Harbor Blvd., Suite 5-C, Garden Grove, CA 92643
         a.  Term - monthly rental with option to extend indefinitely
         b.  Annual Base Rent - $18,000 with annual increase up to 7%
         c.  Agreement per Management Contract with Mr. Richard V. Evans

CSTI does not warrant that qualification to do business is not required in other states in which CSTI has customers.


                                SCHEDULE 3.13
                     CSTI LICENSES FOR THIRD PARTY SOFTWARE
                     --------------------------------------



   DEC AXP        DEC VAX          HPUX          HPPMPE       NT SERVER
   -------        -------          ----          ------       ---------

    COBOL          COBOL          COBOL          COBOL           NT
      C              C              C             TRAX           C++
     VMS            VMS           INGRES         QEDIT           VB
    TCP/IP         TCP/IP                          C           ORACLE
    ORACLE        GEMBASE                        ADAGER



Personal computers may have software installed for which no license agreement can be located. It is also possible that employees have installed software which CSTI has not licensed.


              SCHEDULE 3.14 CSTI CONTRACTS, LEASES AND COMMITMENTS

--------------------------------------------------------------------------------------
                                           INVOICE        DATE        TERM       TERM
          CLIENT                COMMENT     AMOUNT        PAID       START       END
--------------------------------------------------------------------------------------
Monthly maintenance (Support) CONTRACTS
--------------------------------------------------------------------------------------
ACEP                          Bi Annual      5,744      1/15/97      1/1/97     7/1/97
--------------------------------------------------------------------------------------
Activision                    Quarterly      5,430                   4/1/97     7/1/97
--------------------------------------------------------------------------------------
IAIcatel                                    19,707      1/30/97      1/1/97     1/1/98
--------------------------------------------------------------------------------------
American Mirrex                             17,467     12/21/96      1/1/97     1/1/96
--------------------------------------------------------------------------------------
Atlas Supply                                36,343       2/8/96      3/1/96     3/1/97
--------------------------------------------------------------------------------------
Atlas Supply                                33,402      10/2/96     11/1/96    11/1/97
--------------------------------------------------------------------------------------
Belco                                        4,388      1/19/96      1/1/96   12/31/96
--------------------------------------------------------------------------------------
Bertek                                       7,087      3/31/96      6/1/96     6/1/97
--------------------------------------------------------------------------------------
Brown Printin~                               5,350      6/30/96      6/1/96     8/1/97
--------------------------------------------------------------------------------------
Champion                      Quarterly      3,027     10/31/96     12/1/96    2/28/97
--------------------------------------------------------------------------------------
Champion                      Quarterly      3,177      12/4/96      1/1/97    3/31/97
--------------------------------------------------------------------------------------
Consilium                                    3,223                  10/1/96    10/1/97
--------------------------------------------------------------------------------------
Dateq                                        4,650      5/28/96      7/1/96     7/1/97
--------------------------------------------------------------------------------------
Dimac                                        6,988      6/21/96      7/1/96     7/1/97
--------------------------------------------------------------------------------------
EDS Steel Company                            6,300     12/27/95      2/1/96    1/31/97
--------------------------------------------------------------------------------------
Emery Waterhouse                             4,319     12/26/96      1/1/97     1/1/98
--------------------------------------------------------------------------------------
Fermenta                                       750      1/17/96      1/1/96   12/31/96
--------------------------------------------------------------------------------------
Fermenta                                    14,018                   4/1/97     4/1/98
--------------------------------------------------------------------------------------
Granville Phillips                           8,880      7/17/96      8/1/96     8/1/97
--------------------------------------------------------------------------------------
GTE                                         16,224                   4/1/97     4/1/98
--------------------------------------------------------------------------------------
HoneyWell                                   15,600      10/7/96     11/1/96    11/1/97
--------------------------------------------------------------------------------------
HygeJa Dairy                                 3,440      6/14/96      6/1/96     6/1/97
--------------------------------------------------------------------------------------
Invacare                                     8,820      7/17/96      8/1/96     8/1/97
--------------------------------------------------------------------------------------
ISP                                         13,260                   411/97     4/1/98
--------------------------------------------------------------------------------------
ISP Level Ii SMA                             6,740                   4/1/97     4/1/98
--------------------------------------------------------------------------------------
Kencrest                                     4,789                   4/1/97     4/1/98
--------------------------------------------------------------------------------------
Lockheed Martin                             12,450                   4/1/97     4/1/95
--------------------------------------------------------------------------------------
Metro Dade Solid Waste                      18,197                   9/1/96     9/1/97
--------------------------------------------------------------------------------------
My1an Pharmaceutical                         8,700       2/6/96      2/1/96    1/31/97
--------------------------------------------------------------------------------------
Mylan Pharmaceutical                         8,700     11/12/96     12/1/96    12/1/97
--------------------------------------------------------------------------------------
Mylan Pharmaceutical                         7,370                   4/1/97     4/1/98
--------------------------------------------------------------------------------------
NMSS                                        13,200      8/31/96      9/1/96     9/1/97
--------------------------------------------------------------------------------------
Pacificare                                  13,800      4/22/96      5/1/96     5/1/97
--------------------------------------------------------------------------------------
Pacificare                                  15,179    1 2/26/96      1/1/97     1/1/98
--------------------------------------------------------------------------------------
Pinkerton                                   14,463                   2/1/97     2/1/98
--------------------------------------------------------------------------------------
Quorom                                      18,450      5/20/96      6/1/96     6/1/97
--------------------------------------------------------------------------------------
Sierra Health                               10,314      5/31/96      7/1/96     7/1/97
--------------------------------------------------------------------------------------
Spaulding                                    8,100      10/7/96     10/1/96    10/1/97
--------------------------------------------------------------------------------------
Sutter Medical                               6,989                   4/1/97     4/1/98
--------------------------------------------------------------------------------------
United Liquors                               6,481      8/28/96      9/1/96     9/1/97
--------------------------------------------------------------------------------------
United McGill                                3,300     10/20/96     11/1/96    11/1/97
--------------------------------------------------------------------------------------
Vistawall                                    5,250     11/18/96     12/1/96    12/1/97
--------------------------------------------------------------------------------------
Vistawall                                   17,208     12/26/96      1/1/97     1/1/98
--------------------------------------------------------------------------------------
Wackenhut                                    6,960      7/17/96      8/1/96     8/1/97
--------------------------------------------------------------------------------------



                                         (CONTINUED)

              SCHEDULE 3.14 CSTI CONTRACTS, LEASES AND COMMITMENTS



---------------------------------------------------------------------------------------------------------
                                    FEB. 28        SALES
                                      1997          %                   COMMENTS
                                      ----          --                  --------

ACTIVE CONSULTING CONTRACTS:
---------------------------------------------------------------------------------------------------------
ALCATEL                             108,913       21.80%
---------------------------------------------------------------------------------------------------------
BROWN & COMPANY                         400        0.08%
---------------------------------------------------------------------------------------------------------
BROWN PRINTING                       13,963        2.80%
---------------------------------------------------------------------------------------------------------
CANADA COMMUNICATIONS                   800        0.16%
---------------------------------------------------------------------------------------------------------
CHAMPION EXPORT                      10,700        2.14%
---------------------------------------------------------------------------------------------------------
CUNA SERVICE GROUP                      300        0.06%
---------------------------------------------------------------------------------------------------------
EMERY WATERHOUSE                      4,300        0.86%
---------------------------------------------------------------------------------------------------------
GE: LOCKHEED MARTIN                  13,505        2.70%    Contract is over Cap but close to completion.
---------------------------------------------------------------------------------------------------------
G O CARLSON                              11        0.00%
---------------------------------------------------------------------------------------------------------
HEROES WORLD DISTRIBUTION            36,389        7.29%    This business has been shut down.
---------------------------------------------------------------------------------------------------------
HONEYWELL INC.                       40,204        8.05%    Month to month basis at full rates.
---------------------------------------------------------------------------------------------------------
KEN-CREST SERVICES                    6,900        1.38%
---------------------------------------------------------------------------------------------------------
MILLER ELECTRIC                       1,261        0.25%
---------------------------------------------------------------------------------------------------------
ORANGE CNTY FIRE AUTHORITY               18        0.00%
---------------------------------------------------------------------------------------------------------
SWEDISH MATCH (PINKERTON)            45,710        9.15%    Contract is over Cap but close to completion.
---------------------------------------------------------------------------------------------------------
P Q CORPORATION                       1,720        0.34%
---------------------------------------------------------------------------------------------------------
PRAIRIE MATERIAL                     29,182        5.84%    Contract is over Cap but close to completion.
---------------------------------------------------------------------------------------------------------
ROSS EUROPE                           2,000        0.40%
---------------------------------------------------------------------------------------------------------
ROSS REDWOOD CITY                     1,000        0.20%
---------------------------------------------------------------------------------------------------------
SANTA FE PACIFIC GOLD                17,595        3.52%
---------------------------------------------------------------------------------------------------------
TCG                                  29,193        5.84%
---------------------------------------------------------------------------------------------------------
UNITED LIQUORS                      135,426       27.11%
---------------------------------------------------------------------------------------------------------

TOTAL PER DETAIL                    499,488           1                                                              -
      INCLUDES SOME MARCH ACTIVITY!
---------------------------------------------------------------------------------------------------------


Maintenance contracts are subject to annual renewal. The contracts referenced in schedule 3.14 can be canceled at any time. The past rate of cancellation is not being represented as a predictor of future cancellations.

Capitol has been provided with a sales and profit forecast as part of the due diligence process. The Firm forecast page lists projects which have contractual commitments along with customers who have indicated intent to purchase but have not signed a license agreement. This includes TCG and State of New Jersey. TCG has initiated a General Design Study. At the completion of this study a decision regarding CSTI software will be made. The state of New Jersey has signed a letter indicating their intent to purchase. This letter is non-binding. The purchase must be approved by state authorities. The pipeline page of the forecast lists prospects which are expected to make a purchase decision over the next 90 days. A probability of closing is made for each prospect. CSTI makes no representations regarding the accuracy of these estimates.

A significant portion of CSTI's monthly consulting is not covered by a formal consulting contract. It is done on a work order or purchase order. These customers may terminate the consulting relationship at any time.




                     SCHEDULE 3.15 CSTI EMPLOYMENT BENEFITS

                         Empl.
Description             Contri.   Csti Policy/ Benefit Description
-----------             -------   --------------------------------

Probationary Period               6 Mths.

Part-Time                         Less than 40 hrs

Maternity leave                   8 Weeks unpaid

Jury Duty                         3 Days Paid

Insurance Continuation            Cost + 15%

Employee Credit Cards             Max. $50. towards Annual credit card fee.

Travel Advances                   Allowed if est. travel cost is more than CC limit.

Mileage reimbursement             $.28 per mile

Life Insurance            none    $50,000 flat amount for life as well as AD&D.       Metropolitan Life

Health Insurance           25%    $100/200 Deductible for sickness, $0 for accidents  Metropolitan Life
  PPO Plan                        100% coverage after deductible is satisfied
  CSTI is partially self-         PPO- $10 office visit copay.  , Nursery care.
  funded with stop loss           Hospital care- 80% coinsurance up to 2,500/5,000
  protection at $15,000           $500 outpatient psychological benefit
                                  Maternity coverage(same as illness). No
                                  waiting period for eligibility. Prescrptions
                                  are covered - $10 Co-pay .

Dental Insurance           25%    100% payment for Exams, X-rays, Cleanings,          Guardian Ins.
     PPO plan                     Fluoride, and Space maintainers ($0 deductible)
                                  $50 deductible for C&D
                                  Basic Services- 80%, includes lab tests,
                                    fillings, root canals, periodontics and
                                    extractions.
                                  50% payment for gold crowns, dentures, bridges
                                  Orthodontic treatment has a $1,500 lifetime
                                  limit.

Long term Disability Ins. none    3 Month waiting period                              Paul Revere Life
                                  Coverage to 60% of monthly
                                  earnings to a Max. of $5,000 per month

Short-term Disability     none    CSTI self funds the first three months of           CSTI
                                  Disability for disabilities which qualify
                                  for the long term plan.


Medical/Eye Exam          none    CSTI reimburses up to $150 for                      CSTI
                                  an employee physical exam every two
                                  years. Up to $50 will be reimbursed for eye
                                  examinations. Applies to portion not covered
                                  under insurance.



                                  (Continued)


                     SCHEDULE 3.15 CSTI EMPLOYMENT BENEFITS





Educational assistance            CSTI will pay a minimum of 50% of                   CSTI
                                  course and book costs for employment
                                  related courses. A minimum grade of C must be
                                  obtained.

Hiring Bonus                      An employee who refers a candidate who
                                  is hired and completes the 6 month
                                  probationary period will receive a $500 bonus.

Vacation                          Computed on a calendar year basis.  During:         CSTI
                                  1st year vaca. accrues at .5 days per full month.
                                  1st thru 3rd year anniversaries receive 10 days.
                                  5th thru 7th year anniversaries receive 15 days.
                                  9th anniversaries onward receive 20 days.
                                  4th and 8th years anniversaries are prorated

Holidays                          Each employee receives 8 holidays and 1             CSTI
                                  floating holidays per year that do not
                                  carry forward.

Personal/Sick                     Each employee receives 5 personal/sick days         CSTI
                                  per year. They do not carry forward.

401k Retirement plan              Effective date 1/1/97                                ADP
                                  All employees are eligible except Hourly paid.
                                  Minimum age -21, Minimum service requirement
                                    is 6 months.  Compensation is all W-2 wages.
                                  Employee minimum deferral percentage is 1% and
                                    maximum is 15%
                                  Employer matching equals 30% on the first 8%
                                    of the participants Elective Deferral.
                                  Vesting by years of service:
                                    Less than 2                         0%
                                    At least 2, but less than 3        20%
                                    At least 3, but less than 4        40%
                                    At least 4, but less than 5        60%
                                    At least 5, but less than 6        80%
                                    6 or more                         100%

Sec. 125 cafeteria plan           Premium only pretax plan.                            ADP

                                  SCHEDULE 3.16
                        MACHINERY, EQUIPMENT AND SOFTWARE
                        ---------------------------------



No title to HP/MPIX Server

                        SCHEDULE 3.15 CSTI MACHINERY, EQUIPMENT AND COMPANY SOFTWARE

----------------------------------------------------------------------------------------------------------------
                                                                                             NET          NET
  ACCT          DESCRIPTION           DESCRIPTION              PURCHASE                     BOOK          BOOK
                                                                 DATE         COST        12/31/96       3/31/97
----------------------------------------------------------------------------------------------------------------
9-1301    Furniture & Fixtures
----------------------------------------------------------------------------------------------------------------
9-1301    Training Room         7 tables                        Nov-94      3,503.00      1,985.03      1,809.88
----------------------------------------------------------------------------------------------------------------
9-1301    Training Room         14 chairs                       Nov-94      3,161.00      1,791.23      1,633.18
----------------------------------------------------------------------------------------------------------------
9-1301    Training Room         13 VT 420 Terminals             Nov-94      5,070.00      1,408.33        985.83
----------------------------------------------------------------------------------------------------------------
9-1301    Training Room         1 Goldstar VDT                  Nov-94        300.00        170.00        155.00
----------------------------------------------------------------------------------------------------------------
9-1301    Training Room         1 3M Overhead Projector         Nov-94      1,267.00        717.97        654.62
----------------------------------------------------------------------------------------------------------------
9-1301    Training Room         1 Enclosed white board          Nov-94        914.00        517.93        472.23
----------------------------------------------------------------------------------------------------------------
9-1301    Conference Room       1 Oak Table ( Ken Cole's)       Nov-94        788.00        446.53        407.13
----------------------------------------------------------------------------------------------------------------
9-1301    Conference Room       8 upholstered chairs            Nov-94      4,226.00      2,394.73      2,183.43
----------------------------------------------------------------------------------------------------------------
9-1301    Conference Room       1 Granite Conf. Table           Nov-94      3,962.00      2,245.13      2,047.03
----------------------------------------------------------------------------------------------------------------
9-1301    Conference Room       10 Chairs                       Nov-94      3,370.00      1,909.67      1,741.17
----------------------------------------------------------------------------------------------------------------
9-1301    Conference Room       4 Oak Credenza's                Nov-94      2,148.00      1,217.20      1,109.80
----------------------------------------------------------------------------------------------------------------
9-1301    Conference Room       Overhead Equipment              Nov-94      1,827.00      1,035.30        943.95
----------------------------------------------------------------------------------------------------------------
9-1301    Reception Area        1 Reception Station             Nov-94      1,038.00        588.20        536.30
----------------------------------------------------------------------------------------------------------------
9-1301    Reception Area        2 Black leather chairs          Nov-94        554.00        313.93        286.23
----------------------------------------------------------------------------------------------------------------
9-1301    Reception Area        1 oak & glass table             Nov-94        162.00         91.80         83.70
----------------------------------------------------------------------------------------------------------------
9-1301    Reception Area        2 2-drawer pedestal file cab    Nov-94        115.00         65.17         59.42
----------------------------------------------------------------------------------------------------------------
9-1301    Reception Area        1 Parsons table                 Nov-94        162.00         91.80         83.70
----------------------------------------------------------------------------------------------------------------
9-1301    Reception Area        1 Sharp Fax #F05220             Nov-94      2,492.00      1,412.13      1,287.53
----------------------------------------------------------------------------------------------------------------
9-1301    Reception Area        1 Oak credenza                  Nov-94        276.00        156.40        142.60
----------------------------------------------------------------------------------------------------------------
9-1301    equipment             1 Canon copies                  Nov-94        700.00        396.67        361.67
----------------------------------------------------------------------------------------------------------------
9-1301    equipment             1 Sharp Fax                     Nov-94      2,196.00      1,244.40      1,134.60
----------------------------------------------------------------------------------------------------------------
9-1301    other furniture       32 cubicles & work stations     Nov-94     51,958.00     29,442.87     26,844.97
----------------------------------------------------------------------------------------------------------------
9-1301    other furniture       16 Executive desks              Nov-94      7,465.00      4,230.17      3,856.92
----------------------------------------------------------------------------------------------------------------
9-1301    other furniture       92 chairs                       Nov-94     20,517.00     11,626.30     10,600.45
----------------------------------------------------------------------------------------------------------------
9-1301    other furniture       44 pedestal storage units       Nov-94      3,950.00      2,238.33      2,040.83
----------------------------------------------------------------------------------------------------------------
9-1301    other furniture       30 bookcases                    Nov-94      4,339.00      2,458.77      2,241.82
----------------------------------------------------------------------------------------------------------------
9-1301    other furniture       8 file cabinets                 Nov-94      2,969.00      1,682.43      1,533.98
----------------------------------------------------------------------------------------------------------------
9-1301    other furniture       20 hanging prints               Nov-94      1,674.00        948.60        864.90
----------------------------------------------------------------------------------------------------------------
9-1301    other furniture       2 lateral file cabinets         Nov-94        637.00        360.97        329.12
----------------------------------------------------------------------------------------------------------------
                                                                          131,740.00     73,188.00     66,432.00
----------------------------------------------------------------------------------------------------------------
          Trade Shows           Balance on booth               1/31/97     10,125.00     10,125.00      9,618.75
----------------------------------------------------------------------------------------------------------------
                                                                                                -           -
----------------------------------------------------------------------------------------------------------------
          Telephone and Furn    Bat# 907000 , Line# 0010       4/30/95      5,000.00      3,250.00      3,000.00
----------------------------------------------------------------------------------------------------------------
          Transfer to Furn.     Bat# 926000 , Line# 0002      11/30/96      9,450.00      9,135.00      8,662.50
----------------------------------------------------------------------------------------------------------------
                                BALANCE PER  DETAIL                       156,315.00     95,698.00     87,713.25
                                                                          ----------     ---------     ---------
----------------------------------------------------------------------------------------------------------------
                                Okidata Printer                                  400
----------------------------------------------------------------------------------------------------------------
                                Copier                                        20,000
----------------------------------------------------------------------------------------------------------------
                                Emulex Hub                                    20,000
----------------------------------------------------------------------------------------------------------------
                                Trade Show Booth                              10,000          None
----------------------------------------------------------------------------------------------------------------
                                TI Printer                                     1,200
----------------------------------------------------------------------------------------------------------------
                                3 Oak Credenzas                                1,500
----------------------------------------------------------------------------------------------------------------
                                6 Work Tables                                  1,800
----------------------------------------------------------------------------------------------------------------
                                5 Book Cases                                   2,500
----------------------------------------------------------------------------------------------------------------



                               SCHEDULE 3.16 CSTI MACHINERY, EQUIPMENT AND COMPANY SOFTWARE

--------------------------------------------------------------------------------------------------------------------
                                                                                                NET            NET
  ACCT    DESCRIPTION                 DESCRIPTION                 PURCHASE                      BOOK          BOOK
                                                                   DATE          COST         12/31/96       3/31/97
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.         25 personal computers              Nov-94      45,049.00     12,513.61     10,261.15
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.         3 HP laser jet printers            Nov-94       5,826.00      3,301.40      3,010.10
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.         2 MAC PC's                         Nov-94       7,925.00      4,490.83      4,094.58
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.         1 MAC laserwriter                  Nov-94       2,759.00      1,563.43      1,425.48
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.         10 HP desk jet printers            Nov-94       4,242.00      2,403.80      2,191.70
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.          VAX 4200 with (2) RF31 & Printer  Nov-94     131,337.00     36,482.50     25,537.75
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.         2-DS200 & 2-DS300 terminal server  Nov-94      10,492.00      5,945.47      5,420.87
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.         Cabletron misc communication eq.   Nov-94      25,431.00      7,064.17      4,944.92
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.         9 Modems                           Nov-94       7,758.00      4,396.20      4,008.30
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.         1 HP 925 LX with drived            Nov-94      63,122.00     17,533.89     12,273.72
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.                                            Nov-94                            -             -
--------------------------------------------------------------------------------------------------------------------

                                                                              303,941.00    131,125.30    108,688.57
                                                                              ----------    ----------    ----------
--------------------------------------------------------------------------------------------------------------------
        Disk Drive 340 MB       Bat#901000     Line#0004         10/30/94         197.40        108.57         98.70
--------------------------------------------------------------------------------------------------------------------
        Vax Disk Drives         Bat#902000     Line#0001         11/30/94       6,148.89      3,484.37      3,176.93
--------------------------------------------------------------------------------------------------------------------
        John Giles              Bat#903000     Line#0014         12/30/94         251.99        146.99        134.39
--------------------------------------------------------------------------------------------------------------------
        January T&E             Bat#904000     Line#0011          1/31/95          31.49         18.89         17.32
--------------------------------------------------------------------------------------------------------------------
        January T&E             Bat#904000     Line#0010          1/31/95       3,616.28      2,169.77      1,988.95
--------------------------------------------------------------------------------------------------------------------
        January T&E             Bat#904000     Line#0009          1/31/95       1,137.49        682.49        625.62
--------------------------------------------------------------------------------------------------------------------
        January T&E             Bat#904000     Line#0009          1/31/95         688.11        412.87        378.46
--------------------------------------------------------------------------------------------------------------------
        Unix System             Bat#904000     Line#0035          1/31/95      24,888.15     14,932.89     13,688.48
--------------------------------------------------------------------------------------------------------------------
        Total Peripherals       Bat#904000     Line#0001          1/31/95       6,754.80      4,052.88      3,715.14
--------------------------------------------------------------------------------------------------------------------
        modem- K. Cole          Bat#904000     Line#0007          2/28/95         136.49         84.17         77.34
--------------------------------------------------------------------------------------------------------------------
        1.3 GB Disk T. McFadd   Bat#904000     Line#0008          2/28/95         560.00        345.33        317.33
--------------------------------------------------------------------------------------------------------------------
        Enet Cards Surge Prot   Bat#904000     Line#0009          2/28/95         308.59        190.30        174.87
--------------------------------------------------------------------------------------------------------------------
        March T&E               Bat#904000     Line#0007          3/31/95       1,334.39        845.11        778.39
--------------------------------------------------------------------------------------------------------------------
        April T&E               Bat#904000     Line#0005          4/30/95       3,826.02      2,486.91      2,295.61
--------------------------------------------------------------------------------------------------------------------
        April T&E               Bat#904000     Line#0006          5/31/95       1,613.92      1,075.95        995.25
--------------------------------------------------------------------------------------------------------------------
        PB Axel 454(D. Waldr)   Batch 1000     Line#0001          6/30/95       1,678.95      1,147.28      1,063.34
--------------------------------------------------------------------------------------------------------------------
        Disc Drive              Batch 1000     Line#0001          6/30/95         209.97        143.48        132.98
--------------------------------------------------------------------------------------------------------------------
        Winbook Computer        Batch 1000     Line#0001          6/30/95       2,553.95      1,745.20      1,617.50
--------------------------------------------------------------------------------------------------------------------
        DEC Server              Batch 1000     Line#0001          6/30/95       1,346.20        919.90        852.59
--------------------------------------------------------------------------------------------------------------------
        Correct JE# 100028      Bat#904000     Line#0006          7/31/95         260.22        182.15        169.14
--------------------------------------------------------------------------------------------------------------------
        Correct JE# 100028      Bat#904000     Line#0005          7/31/95         209.98        146.99        136.49
--------------------------------------------------------------------------------------------------------------------
        Correct JE# 100028      Bat#904000     Line#0003          7/31/95         814.64        570.25        529.52
--------------------------------------------------------------------------------------------------------------------
        Alpha Box               Batch 1000     Line#0001          8/11/95      18,000.00     12,900.00     12,000.00
--------------------------------------------------------------------------------------------------------------------
        Alpha Box               Batch 1000     Line#0001          9/20/95         329.35        241.52        225.06
--------------------------------------------------------------------------------------------------------------------
        Alpha Box               Batch 1000     Line#0001          9/20/95       3,349.40      2,456.23      2,288.76
--------------------------------------------------------------------------------------------------------------------
        Alpha Keyboard          Batch 1000     Line#0001          9/20/95          68.85         50.49         47.05
--------------------------------------------------------------------------------------------------------------------
        Alpha Box Balance       Batch 1000     Line#0001          9/22/95      13,623.06      9,990.24      9,309.09
--------------------------------------------------------------------------------------------------------------------
        Alpha Box               Batch 1000     Line#0001          9/25/95         231.80        169.99        158.40
--------------------------------------------------------------------------------------------------------------------
        Computer ( Rob M)       Batch 1000     Line#0001          8/31/95       3,654.94      2,619.37      2,436.63
--------------------------------------------------------------------------------------------------------------------
        Disc Drive              Batch 1000     Line#0001          8/31/95         346.11        248.05        230.74
--------------------------------------------------------------------------------------------------------------------
        Modems                  Batch 1000     Line#0001          8/31/95         629.97        451.48        419.98
--------------------------------------------------------------------------------------------------------------------
        Correct JE# 100035      Bat#904000     Line#0001          8/31/95       6,528.36      4,678.66      4,352.24
--------------------------------------------------------------------------------------------------------------------
        PC/Jeff B Disc Dr/Ken   Batch 1000     Line#0001          9/30/95       3,405.68      2,497.50      2,327.21
--------------------------------------------------------------------------------------------------------------------
        Hard Drive              Batch 1000     Line#0001          9/30/95         249.99        183.33        170.83
--------------------------------------------------------------------------------------------------------------------
        PC for West Coast       Batch 1001     Line#0001         10/23/95       1,856.53      1,392.40      1,299.57
--------------------------------------------------------------------------------------------------------------------
        COD 3 Pentium Computers Batch 1001     Line#0001         10/30/95       4,146.00      3,109.50      2,902.20
--------------------------------------------------------------------------------------------------------------------
        CTC Assets/ Final pymt  Batch 1001     Line#0001         11/14/95       5,000.00      3,833.33      3,583.33
--------------------------------------------------------------------------------------------------------------------
        VMS-12                  Batch 1001     Line#0001         11/27/95         989.90        758.92        709.43
--------------------------------------------------------------------------------------------------------------------



                               SCHEDULE 3.16 CSTI MACHINERY, EQUIPMENT AND COMPANY SOFTWARE

--------------------------------------------------------------------------------------------------------------------
                                                                                                NET            NET
  ACCT    DESCRIPTION                 DESCRIPTION                 PURCHASE                      BOOK          BOOK
                                                                   DATE          COST         12/31/96       3/31/97
--------------------------------------------------------------------------------------------------------------------
        PC Server               Batch 1001     Line#0001         11/28/95       6,298.15      4,828.58      4,513.67
--------------------------------------------------------------------------------------------------------------------
        3 Ethernet Cards        Batch 1001     Line#0001          12/6/95         141.72        111.01        103.93
--------------------------------------------------------------------------------------------------------------------
        Modems                  Batch 1001     Line#0001          12/6/95         179.52        140.62        131.65
--------------------------------------------------------------------------------------------------------------------
        8M Memory/ Hard Drive   Batch 1001     Line#0001         12/29/95         661.44        518.13        485.06
--------------------------------------------------------------------------------------------------------------------
        PC for Robert Henley    Batch 1001     Line#0001          1/19/96       3,599.00      2,879.20      2,699.25
--------------------------------------------------------------------------------------------------------------------
        CD Rom Drive            Batch 1001     Line#0001          1/31/96         157.46        125.97        118.10
--------------------------------------------------------------------------------------------------------------------
        Disc Drive 486sx        Batch 1001     Line#0001          1/31/96         243.45        194.76        182.59
--------------------------------------------------------------------------------------------------------------------
        Server Disk Drive       Batch 1001     Line#0001          1/31/96         932.37        745.90        699.28
--------------------------------------------------------------------------------------------------------------------
        Disc. Drive Harvey      Batch 1001     Line#0001          1/31/96         283.48        226.78        212.61
--------------------------------------------------------------------------------------------------------------------
        PC for Rich Heir        Batch 1003     Line#0001           2/7/96       1,932.00      1,577.80      1,481.20
--------------------------------------------------------------------------------------------------------------------
        Network Printer Chip    Batch 1001     Line#0001          2/15/96         427.13        348.82        327.47
--------------------------------------------------------------------------------------------------------------------
        Network Cards           Batch 1002     Line#0001          2/29/96         230.96        188.62        177.07
--------------------------------------------------------------------------------------------------------------------
        Diskettes               Batch 1002     Line#0001          2/29/96          25.73         21.01         19.73
--------------------------------------------------------------------------------------------------------------------
        Winbook Computer        Batch 1002     Line#0001           3/5/96       3,083.95      2,569.96      2,415.76
--------------------------------------------------------------------------------------------------------------------
        3 pentium PC's          Batch 1002     Line#0001           3/8/96       4,725.00      3,937.50      3,701.25
--------------------------------------------------------------------------------------------------------------------
        HP Color Laserjet       Batch 1002     Line#0001           3/8/96         472.49        393.74        370.12
--------------------------------------------------------------------------------------------------------------------
        Intel network cards     Batch 1002     Line#0001          3/31/96         472.49        393.74        370.12
--------------------------------------------------------------------------------------------------------------------
        Internal modem          Batch 1002     Line#0001          4/30/96         167.00        141.95        133.60
--------------------------------------------------------------------------------------------------------------------
        cd Rom Drive            Batch 1002     Line#0001          4/30/96         114.45         97.28         91.56
--------------------------------------------------------------------------------------------------------------------
        4 Pentium 133 PC's      Batch 1003     Line#0001          6/25/96       5,827.50      5,147.63      4,856.25
--------------------------------------------------------------------------------------------------------------------
        PC Payment 1            Batch 1003     Line#0001          6/30/96         250.00        220.83        208.33
--------------------------------------------------------------------------------------------------------------------
        Ethernet Cards, Mouse   Batch 1003     Line#0001          6/30/96         225.75        199.41        188.13
--------------------------------------------------------------------------------------------------------------------
        Printer                 Batch 1003     Line#0001          6/30/96       1,153.70      1,019.10        961.42
--------------------------------------------------------------------------------------------------------------------
        Laser Printer           Batch 1003     Line#0001          6/30/96       1,550.74      1,369.82      1,292.28
--------------------------------------------------------------------------------------------------------------------
        PC Jeff                 Batch 1003     Line#0001          6/30/96       2,047.50      1,808.63      1,706.25
--------------------------------------------------------------------------------------------------------------------
        PC Payment 2            Batch 1003     Line#0001          7/31/96         250.00        225.00        212.50
--------------------------------------------------------------------------------------------------------------------
        Hard drive jeff         Batch 1003     Line#0001          7/31/96         262.49        236.24        223.12
--------------------------------------------------------------------------------------------------------------------
        cd Rom Drive            Batch 1003     Line#0001          7/31/96          70.30         63.27         59.76
--------------------------------------------------------------------------------------------------------------------
        Memory Dave, Jeff,St    Batch 1003     Line#0001          7/31/96         372.00        334.80        316.20
--------------------------------------------------------------------------------------------------------------------
        PC Payment 3            Batch 1003     Line#0001          7/31/96         250.00        225.00        212.50
--------------------------------------------------------------------------------------------------------------------
        PC Dell Dimension Pro   Batch 1003     Line#0001          8/16/96       2,459.10      2,254.18      2,131.22
--------------------------------------------------------------------------------------------------------------------
        PC for Linda Duncan     Batch 1003     Line#0001          8/19/96       1,506.75      1,381.19      1,305.85
--------------------------------------------------------------------------------------------------------------------
        Laptop for Dave Waldr   Batch 1003     Line#0001          8/21/96       2,131.48      1,953.86      1,847.28
--------------------------------------------------------------------------------------------------------------------
        Laptop for Terry        Batch 1003     Line#0001          8/23/96       1,921.49      1,761.37      1,665.29
--------------------------------------------------------------------------------------------------------------------
        ingres Database         Batch 1003     Line#0001          8/26/96         562.50        515.63        487.50
--------------------------------------------------------------------------------------------------------------------
        HP 1X4GB SE SCSI-2      Batch 1003     Line#0001          8/26/96       4,272.24      3,916.22      3,702.61
--------------------------------------------------------------------------------------------------------------------
        Network Cards           Batch 1003     Line#0001          8/31/96         163.80        150.15        141.96
--------------------------------------------------------------------------------------------------------------------
        Memory Chip             Batch 1003     Line#0001          8/31/96         222.00        203.50        192.40
--------------------------------------------------------------------------------------------------------------------
        PC Upgrade              Batch 1004     Line#0001          9/30/96         422.00        393.87        372.77
--------------------------------------------------------------------------------------------------------------------
        See Req                 Batch 1004     Line#0001          9/30/96         403.65        376.74        356.56
--------------------------------------------------------------------------------------------------------------------
        Modems                  Batch 1004     Line#0001          9/30/96         179.97        167.97        158.97
--------------------------------------------------------------------------------------------------------------------
        17" Monitor             Batch 1004     Line#0001          9/30/96         700.36        653.67        618.65
--------------------------------------------------------------------------------------------------------------------
        CD Rom/ Compuserve Fee  Batch 1004     Line#0001          9/30/96         219.45        204.82        193.85
--------------------------------------------------------------------------------------------------------------------
        Computer equipment      Batch 1004     Line#0001          9/30/96         250.00        233.33        220.83
--------------------------------------------------------------------------------------------------------------------
        Computer equipment      Batch 1004     Line#0001          9/30/96         250.00        233.33        220.83
--------------------------------------------------------------------------------------------------------------------
        HP Laserjet 4 Printer   Batch 1004     Line#0001         10/30/96       1,400.00      1,330.00      1,260.00
--------------------------------------------------------------------------------------------------------------------
        Oracle RDB V/A Lic      Batch 1004     Line#0001         10/31/96       2,055.09      1,952.34      1,849.58
--------------------------------------------------------------------------------------------------------------------
        2 New PC's (ACER /AST)  Batch 1004     Line#0001         10/31/96       3,478.10      3,304.20      3,130.29
--------------------------------------------------------------------------------------------------------------------
        Computer Equipment      Batch 1004     Line#0001         10/31/96         250.00        237.50        225.00
--------------------------------------------------------------------------------------------------------------------
        PC for Brad             Batch 1004     Line#0001          11/4/96       1,170.75      1,131.73      1,073.19
--------------------------------------------------------------------------------------------------------------------
        Voucher Delete          Batch 1004     Line#0001          11/8/96        (562.50)      (543.75)      (515.63)
--------------------------------------------------------------------------------------------------------------------
        Print Server            Batch 1004     Line#0001         11/30/96         209.00        202.03        191.58
--------------------------------------------------------------------------------------------------------------------
        Etherlink III           Batch 1004     Line#0001         11/30/96         124.37        120.22        114.01
--------------------------------------------------------------------------------------------------------------------
        PC Adina                Batch 1005     Line#0001         12/31/96       1,391.23      1,368.04      1,298.48
--------------------------------------------------------------------------------------------------------------------




                               SCHEDULE 3.16 CSTI MACHINERY, EQUIPMENT AND COMPANY SOFTWARE

--------------------------------------------------------------------------------------------------------------------
                                                                                                NET            NET
  ACCT    DESCRIPTION                 DESCRIPTION                 PURCHASE                      BOOK          BOOK
                                                                   DATE          COST         12/31/96       3/31/97
--------------------------------------------------------------------------------------------------------------------
        Rocketport              Batch 1005     Line#0001         12/31/96         526.00        517.23        490.93
--------------------------------------------------------------------------------------------------------------------
        8 US Robotic Modems     Batch 1005     Line#0001         12/31/96       1,503.60      1,478.54      1,403.36
--------------------------------------------------------------------------------------------------------------------
        2 Memory Modules        Batch 1005     Line#0001          1/31/97          83.98         83.98         79.78
--------------------------------------------------------------------------------------------------------------------
        2 Microsoft Mouses      Batch 1005     Line#0001          1/31/97          46.00         46.00         43.70
--------------------------------------------------------------------------------------------------------------------
        Power Supply & Batt     Batch 1005     Line#0001          1/31/97          59.85         59.85         56.86
--------------------------------------------------------------------------------------------------------------------
        FAX Machine             Batch 1005     Line#0001          1/31/97       2,528.40      2,528.40      2,401.98
--------------------------------------------------------------------------------------------------------------------
        New PC                  Batch 1005     Line#0001          2/11/97       1,223.25      1,223.25      1,162.09
--------------------------------------------------------------------------------------------------------------------
        4 17" Monitors Dave     Batch 1005     Line#0001          2/19/97       2,436.00      2,436.00      2,314.20
--------------------------------------------------------------------------------------------------------------------
        Hub                     Batch 1005     Line#0001          2/28/97         103.95        103.95         98.75
--------------------------------------------------------------------------------------------------------------------
        Memory (Brian,Dick)     Batch 1005     Line#0001          2/28/97         335.96        335.96        319.16
--------------------------------------------------------------------------------------------------------------------
        Memory (Brian,Dick)     Batch 1005     Line#0001          2/28/97         157.25        157.25        149.39
--------------------------------------------------------------------------------------------------------------------
        HP Jet Direct card      Batch 1005     Line#0001          2/28/97         671.40        671.40        637.83
--------------------------------------------------------------------------------------------------------------------
        cables, Hub, Etc.       Batch 1005     Line#0001          2/28/97         718.73        718.73        682.79
--------------------------------------------------------------------------------------------------------------------
        Mice                    Batch 1005     Line#0001          2/28/97         121.30        121.30        115.24
--------------------------------------------------------------------------------------------------------------------
        PC Sarah Reiss          Batch 1005     Line#0001          3/12/97       1,191.75      1,191.75      1,132.16
--------------------------------------------------------------------------------------------------------------------
                                                                                                     -             -

                                  BALANCE PER DETAIL                          498,214.88    278,065.88    245,915.46
                                                                              ----------    ----------    ----------
          ASSETS DISPOSED :
--------------------------------------------------------------------------------------------------------------------
9-1302    Computer Equip.         25 personal computers replaced              (45,049.00)   (12,513.61)   (10,261.15)
--------------------------------------------------------------------------------------------------------------------

                                  ADJUSTED BALANCE PER MGMT.                  453,165.88    265,552.27    235,654.31

--------------------------------------------------------------------------------------------------------------------






                          (Continued)



                               SCHEDULE 3.16 CSTI MACHINERY, EQUIPMENT AND COMPANY SOFTWARE

--------------------------------------------------------------------------------------------------------------------
                                                                                               NET            NET
  ACCT    DESCRIPTION             DESCRIPTION                     PURCHASE                     BOOK            BOOK
                                                                    DATE        COST         12/31/96        3/31/97
--------------------------------------------------------------------------------------------------------------------

9-1320  PURCHASED SOFTWARE
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.     Software licenses related to comp.     Nov-94     84,009.00     47,605.10      43,404.65
--------------------------------------------------------------------------------------------------------------------
9-1302  Computer Equip.     Software licenses related to comp.     Nov-94     35,310.00     20,009.00      18,243.50
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

                               BALANCE PER DETAIL                            119,319.00     67,614.10      61,648.15
                                                                             ----------     ---------      ---------
--------------------------------------------------------------------------------------------------------------------

                                                                  March 31, 1997

                       Client Server Technologies, Inc.
                               Shareholder List
                                 Schedule 8.1



NAME                     ADDRESS
----                     -------

Paul Carr                2 Monadnock Road
                         Wellesley, MA 02181

Richard Sheflin          326 Old Billerica Road
                         Bedford, MA 01730

Kenneth Bloom            11 Wilson Lane
                         Acton, MA 01720

Richard D Myers          9722 Cypress Point Circle
                         Littleton, CO 80124

Jeffrey D Brunelle III   117 Highland Avenue
                         So. Attleboro, MA 02703

Brice C Buchanan         11 Fairfield Road
                         Wayland, MA 01778

YuSang Kwan              27 Faxon Street
                         Newton, MA 02158

Armando Prato            4 Brook Street
                         Chelmsford, MA 01824

James Holt               74 Brookside Road
                         Needham, MA 02192

Lynn Vena                11 Albano Street
                         Roslindale, MA 02131

Kenneth W Cole           48 Oregon Road
                         Southboro, MA 01772

Brian J Moran            20 Alexander Drive
                         Hampton, NH 03842

John G Kilray            34 Lee Street
                         Jamaica Plain, MA 02130

Robert B Gates Jr.       10 Maple Tree Lane
                         Franklin, MA 02038

Linda Duncan             66 Brockton Avenue
                         Scituate, MA 02066

Richard J Heier          18 Goshen Road
                         Dedham, MA 02026

John D Bean              P.O. Box 3053
                         No. Attleboro, MA 02761